                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by registrant  |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

|X|    Preliminary proxy statement

|_|    Definitive proxy statement

|_|    Confidential, for use of the Commission only (as permitted by Rule 14a-6
       (e)(2))

|_|    Definitive additional materials

|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      TECHNICAL COMMUNICATIONS CORPORATION
          -------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  |X| No fee required

  |_| Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------

  (2) Aggregate number of securities to which transactions applies:

      --------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

      --------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------

  (5) Total fee paid:

      --------------------------------------------------------------

  |_| Fee paid previously with preliminary materials.

  |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

      --------------------------------------------------------------

  (2) Form, schedule or registration statement no.:

      --------------------------------------------------------------

  (3) Filing party:

      --------------------------------------------------------------

  (4) Date filed:

      --------------------------------------------------------------



-----------------
1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                      Technical Communications Corporation
                                  [Letterhead]

                                               July __, 1998

Dear TCC Stockholder:



Pursuant to a procedure agreed to by the Company and Philip A. Phalon and M. Mahmud Awan at the direction of the Middlesex Superior Court in the lawsuit between Phalon and Awan, as plaintiffs, and the Company and its Directors (other than Phalon) as defendants, the Company and the plaintiffs have agreed to preserve May 29, 1998 as the previously announced record date for the Company's upcoming Annual Meeting and to set the date on which the Annual Meeting will be convened to a date no later than July 28, 1998. Accordingly, on July 13, 1998, the Company set July 28, 1998 as the postponed date for commencing the Annual Meeting, originally established on July 17, 1998. On July 28, 1998, the postponed meeting date, officers and Directors of the Company will meet solely to call the Annual Meeting to order, and to adjourn the Annual Meeting to August 14, 1998. On August 14, 1998, the date on which the adjourned meeting is intended to be held, Directors will be elected and other Annual Meeting business will be conducted. Only stockholders of record on May 29, 1998 will be entitled to notice of and to be at the Annual Meeting.

Stockholders should not appear at the July 28, 1998 meeting as no business will be conducted at that time. Stockholders may return proxies until the reconvening of the Annual Meeting on August 14, 1998.

You are cordially invited to attend the Annual Meeting of Stockholders to be reconvened at the Company's offices in Concord, Massachusetts on Friday, August 14, 1998 at 10:00 A.M., Eastern Daylight Time. The meeting is for the purpose of (i) electing two (2) Class I Directors named herein, each to serve for a term of three (3) years, (ii) ratifying the election of the Company's independent auditors and (iii) conducting any other business that may be properly brought before the meeting. In addition, you will be asked to consider one (1) stockholder proposal at the meeting.



PLEASE NOTE THAT THIS YEAR'S ANNUAL MEETING OF STOCKHOLDERS IS CRITICALLY IMPORTANT AND WE URGE YOU TO READ THOROUGHLY THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. M. Mahmud Awan, Philip Phalon, Robert B. Bregman and William Martindale, Jr. (collectively, the "Group"), who together hold approximately 17.2% of the Company's shares according to their filings with the Securities and Exchange Commission (the "Commission"), are soliciting proxies in opposition to the director nominees of the Company.

YOU SHOULD KNOW however, that on May 22, 1998, one of the Company's Directors, Philip Phalon, joined an individual named M. Mahmud Awan in a lawsuit against the Company and its directors (other than Mr. Phalon), filed in Massachusetts Superior Court, Middlesex County (the "Court"), entitled Philip A. Phalon and M. Mahmud Awan v. Technical Communications Corporation, Arnold McCalmont, Herbert
A. Lerner, Robert T. Lessard, Carl H. Guild, Mitchell B. Briskin, Donald Lake and Thomas E. Peoples, Civil Action No. 98-2553 (the "Group Lawsuit"). In the action, the plaintiffs, which include Mr. Phalon, a long-time director and former acting President of the Company, allege a breach of fiduciary duty by directors relating to actions of the Board including improper denial of access to stockholder information. Forced to testify under oath, Mr. Awan and Mr. Phalon now admit that some of the most significant allegations in the complaint were unfounded and unsubstantiated, and that Mr. Phalon certified to them for the complaint based either on information provided to him by persons he cannot now remember or identify, or on pure guesswork. Specifically, the complaint alleges among other actions: (i) that the Company "covered up" the results of its internal investigation and that the former Chief Executive Officer and President, as well as the former Chief Financial Officer, were terminated for their refusal to participate in the alleged "cover-up"; (ii) that the Company's directors, with the exception of Mr. Phalon but including the recently elected independent directors are allegedly "beholden" to Arnold McCalmont, and therefore under his control; (iii) that Mr. Mitchell Briskin, one of the new independent directors, allegedly made a large investment in Net2Net, a company founded by Mr. McCalmont's son; and (iv) that new director Mr. Donald Lake is a banker that previously handled personal banking and financial matters for Arnold McCalmont and his family. The Board believes that the false allegations were included in the complaint not on the basis of fact, but instead as part of a strategy aimed at painting the Company's
Board, including its new independent directors as "cronies" involved in a "cover-up" scheme. The Board reaches this conclusion based upon sworn admissions by members of the Group that the allegations appearing in the Group's complaint that a previous relationship existed between Arnold
McCalmont and the independent directors were unfounded and that they had no personal knowledge of Mr. Briskin's alleged investment or Mr. Lake's banking relationship, neither of which existed. The complaint also challenges the effectiveness of certain actions taken by the Board of Directors on April 30, 1998 in creating staggered terms for the Board. On June 10, 1998, on the basis of the allegations made by Messrs. Phalon and Awan, the Court issued a decision and order (the "Order"). The Court denied the plaintiffs' request for stockholder information, but ordered the Company to distribute plaintiffs' proxy materials, but only at plaintiffs' expense. The Court also enjoined the effectiveness of the April 30 vote. On June 24, 1998, the Company's independent outside Board members, who were not involved in the April 30 vote, voted to opt in to the provisions of Massachusetts law creating staggered terms for boards of directors. Other than Mr. Phalon, none of the board members involved in the April 30 vote participated in any of the discussions on or the vote taken June 24. On June 28, 1998, the Company filed motions for clarification and reconsideration of the Order in light of the June 24 Board action. On July 6, 1998, the Court denied the motions, but refused to enjoin or overturn the June 24, 1998 Board action. Thus, the Court has not issued any order invalidating the June 24, 1998 action by the Company's independent Board members and the Company believes that this vote is valid, effective and in force. Nonetheless, the plaintiffs have filed a complaint for civil contempt against the Company's Board members, excluding Philip Phalon, as a result of the June 24 Board action. The Court has scheduled a hearing on the matter for August 6, 1998.

On the basis of the foregoing and pending any action by the Court, the Company will nominate and seek the election of the two (2) Class I Director nominees identified in this proxy statement at the Meeting. Stockholders should note, however, that the Court could, among other actions, either before or after the Meeting, (i) require the Company to reconsider whether it may properly opt in to the provisions of Section 50A, (ii) require the Board to postpone the Meeting pending the resolution of the Group Lawsuit, or (iii) require the Company to hold a new election of the Board. The Company intends to inform stockholders via press releases and filings with the Commission of the status of the Group Lawsuit as it progresses. In the event that there are material changes as a result of the Group Lawsuit, the Company will send updated proxy materials and proxy cards to the stockholders.



For the reasons described herein, the Company's Board of Directors urges you to vote AGAINST the Group's nominees and AGAINST the stockholder proposal that is described in the Proxy Statement.

The two (2) candidates receiving the greatest number of votes will be elected at the Meeting.

Detailed information relating to the Company's activities and operating performance during fiscal 1997 is contained in the Company's Annual Report to stockholders furnished to you with this proxy.

It is important that your shares be represented at the Meeting. Accordingly, please promptly complete, date, sign and return the enclosed WHITE proxy card in the enclosed postage-paid return envelope.

Whether or not you expect to attend the Meeting, please sign, date and return the enclosed WHITE proxy in the enclosed envelope at your earliest convenience. If you return your WHITE proxy, you may nevertheless attend the Meeting, revoke your proxy, and vote your shares in person.

                                   IMPORTANT
                                   ---------

1. REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD.

    PLEASE VOTE EACH WHITE PROXY CARD YOU RECEIVE SINCE EACH ACCOUNT MUST BE VOTED SEPARATELY. ONLY YOUR LATEST DATED PROXY COUNTS.

2.  WE URGE YOU NOT TO SIGN ANY GOLD PROXY CARDS SENT TO YOU BY THE GROUP.

3. EVEN IF YOU HAVE SENT A GOLD PROXY CARD TO THE GROUP, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY, AND VOTE FOR THE BOARD'S NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE.

4. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, PLEASE DIRECT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT TO VOTE THE WHITE PROXY CARD AS RECOMMENDED BY YOUR BOARD OF DIRECTORS.



5. YOU MAY VOTE THE WHITE PROXY CARD, OR REVOKE A PREVIOUSLY VOTED GOLD PROXY CARD, UNTIL THE RECONVENING OF THE MEETING ON AUGUST 14, 1998.



IF YOU HAVE ANY QUESTIONS OR DESIRE ASSISTANCE IN VOTING YOUR PROXY, PLEASE CONTACT SHAREHOLDER COMMUNICATIONS CORPORATION AT 1 (800) 733-8481, EXTENSION 402.

On behalf of the Board of Directors, thank you for your continued support.

                                   Sincerely,


                                   Carl H. Guild, Jr.
                                   Chairman and
                                   Chief Executive Officer

                      TECHNICAL COMMUNICATIONS CORPORATION

                  Notice of 1998 Annual Meeting of Stockholders
                            To Be Held July 28, 1998
To our Stockholders:

Pursuant to a procedure agreed to by the Company and Philip A. Phalon and M. Mahmud Awan at the direction of the Middlesex Superior Court in the lawsuit between Phalon and Awan, as plaintiffs, and the Company and its Directors (other than Phalon) as defendants, the Company and the plaintiffs have agreed to preserve May 29, 1998 as the previously announced record date for the Company's upcoming Annual Meeting and to set the date on which the Annual Meeting will be convened to a date no later than July 28, 1998. Accordingly, on July 13, 1998, the Company set July 28, 1998 as the postponed date for commencing the Annual Meeting, originally established on July 17, 1998. On July 28, 1998, the postponed meeting date, officers and Directors of the Company will meet solely to call the Annual Meeting to order, and to adjourn the Annual Meeting to August 14, 1998. On August 14, 1998, the date on which the adjourned meeting is intended to be held, Directors will be elected and other Annual Meeting business will be conducted. Only stockholders of record on May 29, 1998 will be entitled to notice of and to be at the Annual Meeting.

Stockholders should not appear at the July 28, 1998 meeting as no business will be conducted at that time. Stockholders may return proxies until the reconvening of the Annual Meeting on August 14, 1998.

Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Meeting") of Technical Communications Corporation, a Massachusetts corporation (the "Company"), will be reconvened at the Company's offices, 100 Domino Drive, Concord, Massachusetts 01742-2892 at 10:00 a.m. on Friday, August 14, 1998:



         1. To elect two (2) Class I Directors named herein, each to serve for a term of three (3) years or until their respective successors have been duly elected and qualified;

         2.       To ratify the selection of the firm of Arthur Andersen
                  LLP as auditors for the Company for the fiscal year ending October 3, 1998;

         3. To act upon a stockholder proposal as described in the accompanying proxy statement; and

         4. To consider and act upon such other business and matters or proposals as may properly come before the Meeting or any adjournments thereof.

THE COMPANY REQUESTS THAT ALL STOCKHOLDERS READ THOROUGHLY THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. M. Mahmud Awan, Philip Phalon, Robert B. Bregman and William Martindale, Jr. (collectively, the "Group") are soliciting proxies for the election of nominees in opposition to those nominated by the Company. YOU SHOULD KNOW THAT MESSRS. PHALON AND AWAN-- FORCED TO TESTIFY UNDER OATH -NOW ADMIT that some of the most significant allegations in their complaint were unfounded and unsubstantiated, and that some were included in the complaint based on information provided to them by persons they cannot now remember or identify, and others are based on pure guesswork. In light of these facts, the Company believes that the Group is pursuing its lawsuit against the Company and its directors, including its new independent directors, based on unfounded and unsubstantiated allegations.
These unfounded and unsubstantiated allegations are more fully described in the Memorandum in Support of Motion for Clarification and Reconsideration, which was filed with the Court by the Company in connection with the Group Lawsuit, and is attached as Exhibit A to the Company's Proxy Statement. For the reasons described herein, the Company's Board of Directors urges you to vote AGAINST the Group's nominees and AGAINST the stockholder proposal that is described in the Proxy Statement.



The two (2) candidates receiving the greatest number of votes will be elected at the Meeting.



Stockholders of record on the books of the Company at the close of business on May 29, 1998, are entitled to notice of and to vote at the Meeting.



Whether or not you expect to attend the Meeting, please sign, date and return the enclosed WHITE proxy in the enclosed envelope at your earliest convenience. If you return your WHITE proxy, you may nevertheless attend the Meeting, revoke your proxy, and vote your shares in person.

                                    IMPORTANT
                                    ---------

1. REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD.

         PLEASE VOTE EACH WHITE PROXY CARD YOU RECEIVE SINCE EACH ACCOUNT MUST BE VOTE SEPARATELY. ONLY YOUR LATEST DATED PROXY COUNTS.

2.       WE URGE YOU NOT TO SIGN ANY GOLD PROXY CARDS SENT TO YOU BY THE GROUP.

3. EVEN IF YOU HAVE SENT A GOLD PROXY CARD TO THE GROUP, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY, AND VOTE FOR THE BOARD'S NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE.


4. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, PLEASE DIRECT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT TO VOTE THE WHITE PROXY CARD AS RECOMMENDED BY YOUR BOARD OF DIRECTORS.

5. YOU MAY VOTE THE WHITE PROXY CARD, OR REVOKE A PREVIOUSLY VOTED GOLD PROXY CARD, UNTIL THE RECONVENING OF THE MEETING ON AUGUST 14, 1998.



All stockholders are cordially invited to attend the Meeting.

                                  By Order of the Board of Directors,

                                   Edward E. Hicks, Clerk

Concord, Massachusetts
July  __, 1998

     It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                      TECHNICAL COMMUNICATIONS CORPORATION

                                 PROXY STATEMENT
                                       FOR
                       1998 ANNUAL MEETING OF STOCKHOLDERS

                                  July __, 1998



Pursuant to a procedure agreed to by the Company and Philip A. Phalon and M. Mahmud Awan at the direction of the Middlesex Superior Court in the lawsuit between Phalon and Awan, as plaintiffs, and the Company and its Directors (other than Phalon) as defendants, the Company and the plaintiffs have agreed to preserve May 29, 1998 as the previously announced record date for the Company's upcoming Annual Meeting and to set the date on which the Annual Meeting will be convened to a date no later than July 28, 1998. Accordingly, on July 13, 1998, the Company set July 28, 1998 as the postponed date for commencing the Annual Meeting, originally established on July 17, 1998. On July 28, 1998, the postponed meeting date, officers and Directors of the Company will meet solely to call the Annual Meeting to order, and to adjourn the Annual Meeting to August 14, 1998. On August 14, 1998, the date on which the adjourned meeting is intended to be held, Directors will be elected and other Annual Meeting business will be conducted. Only stockholders of record on May 29, 1998 will be entitled to notice of and to be at the Annual Meeting.

Stockholders should not appear at the July 28, 1998 meeting as no business will be conducted at that time. Stockholders may return proxies until the reconvening of the Annual Meeting on August 14, 1998.

Proxies enclosed with this proxy statement are solicited by and on behalf of the Board of Directors (the "Board of Directors") of Technical Communications Corporation, a Massachusetts corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Meeting") to be reconvened at the Company's offices, 100 Domino Drive, Concord, Massachusetts, at 10:00 a.m. on Friday, August 14, 1998, and at any adjournments thereof. The proxies named herein shall vote to elect the two (2) Class I Directors named herein, each to serve for a term of three (3) years. M. Mahmud Awan, Philip A. Phalon, Robert B. Bregman and William C. Martindale, Jr. (collectively, the "Group") have filed a proxy statement (the "Group Proxy") under the provisions of Regulation 14A of the Securities Exchange Act of 1934, as amended with the Securities and Exchange Commission (the "SEC" or the "Commission"). Under the Group Proxy, the Group is soliciting proxies for the election of nominees in opposition to the individuals nominated by the Company's Board of Directors at the Meeting. The individuals named in the Group Proxy and their backgrounds, together with the reasons for the Board's opposition to their election, are described herein. YOU SHOULD KNOW THAT MESSRS. PHALON AND AWAN-- FORCED TO TESTIFY UNDER OATH--NOW ADMIT that some of the most significant allegations in their complaint were unfounded and unsubstantiated, and that some were included in the complaint based on information provided to them by persons they cannot now remember or identify and others are based on pure guesswork. In light of these facts, the Company believes that the Group is pursuing its lawsuit against the Company and its directors, including its new independent directors, based on unfounded and unsubstantiated allegations. These unfounded and unsubstantiated allegations are more fully described in the Memorandum in Support of Motion for Clarification and Reconsideration, which was filed with the Court by the Company in connection with the Group Lawsuit, and is attached as Exhibit A to this Proxy Statement and incorporated herein by reference. For the reasons described herein, your Board of Directors urges you to vote AGAINST the Group's nominees and AGAINST the stockholder proposal described in this Proxy Statement.

IF YOU HAVE ANY QUESTIONS OR DESIRE ASSISTANCE IN VOTING YOUR PROXY, PLEASE
CONTACT:

                     SHAREHOLDER COMMUNICATIONS CORPORATION
                             26 BROADWAY, ROOM 1640
                               NEW YORK, NY 10004

                          (800) 733-8481, Extension 402

SHARES OUTSTANDING AND VOTING PROCEDURES



Only holders of record of outstanding shares of the Company's Common Stock as of the close of business on May 29, 1998, are entitled to notice of and to vote at the Meeting.

As of May 29, 1998, there are 1,283,238 shares of the Company's Common Stock outstanding of which 1,247,505 are entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.



Although the Technical Communications Corporation Employees' Stock Ownership Plan (the "ESOP") was terminated October 1, 1997, until vested shares are distributed, participants who execute proxies will have the shares allocated to their accounts voted by the Trustees of the ESOP as they direct. The ESOP also provides that the Trustees shall vote any shares allocated to participants' accounts as to which they have not received voting instructions in the same proportion as shares in participants' accounts as to which voting instructions are received. The Trustee of the ESOP has indicated that he intends to follow these pass-through voting provisions of the ESOP unless doing so would conflict with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including but not limited to the prudence requirements of ERISA. Participants in the ESOP will receive proxies applicable to their holdings in the ESOP on which they are to indicate their voting instructions to the Trustee.



If the enclosed WHITE proxy is properly marked, signed, and returned in time to be voted at the Meeting, and is not subsequently revoked, the shares represented by proxy will be voted in accordance with the instructions marked thereon. The proxy is in ballot form so that a specification may be made (i) to grant or withhold authority to vote for the election of Directors, (ii) to vote for or against, or abstain from voting on, the ratification of the firm of Arthur Andersen LLP as the Company's auditors, and (iii) to vote for or against, or abstain from voting on the stockholder proposal. SIGNED PROXIES RETURNED TO THE COMPANY AND NOT MARKED TO THE CONTRARY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE TWO (2) CLASS I DIRECTORS NOMINATED BY THE BOARD AND IN FAVOR OF THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS AND AGAINST THE STOCKHOLDER PROPOSAL. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Clerk of the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting. Stockholders may vote the WHITE proxy, or revoke a previously voted gold proxy, until the reconvening of the Meeting on August 14, 1998.

In the event that a quorum cannot be achieved, including both votes being cast in person and by proxy, it may be necessary to adjourn the Meeting until such later date as when a quorum may be achieved, at additional cost and expense to the Company.



The two (2) candidates receiving the greatest number of votes will be elected at the Meeting.

Other than as described herein, the Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by Management of the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

It is expected that this proxy statement and the accompanying proxy, and an Annual Report to Stockholders, containing financial statements for the fiscal year ended September 27, 1997, will be mailed to stockholders on or about July __, 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



The following table shows, as of May 29, 1998, the ownership of Common Stock of the Company by any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock outstanding and entitled to vote as of such date:






                                                            Amount and Nature of
                                                            Beneficial Ownership           Percent of
     Name and Address                                      (Number of Shares) (1)           Class (1)
     ----------------                                      ----------------------           ---------

     Herbert A. Lerner, Trustee                                  97,762 (2)                 7.8% (2)
     Technical Communications
     Corporation Employees' Stock
     Ownership Trust
     100 Domino Drive
     Concord, MA  01742-2892

     Martindale Andres & Company, Inc.                           77,000 (3)                 6.2% (3)
     200 Four Falls Corporate Center
     Suite 200
     West Conshohocken, PA  19428

     Quest Advisory Corporation                                 127,200 (4)                 10.2% (4)
     c/o Charles M. Royce
     1414 Avenue of the Americas
     New York, NY  10019

     M. Mahmud Awan                                             131,978 (3)                 10.6% (3)
     c/o TechMan International Corporation
     240 Sturbridge Road
     Charlton City, MA 01506

---------------------------------
          (1) Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Information with respect to beneficial ownership is based upon information furnished by each stockholder.

          (2) Held as Trustee for the ESOP and represents shares that are allocated to the participants. Until vested shares of the terminated plan are distributed, each participant may direct the Trustee as to the manner in which shares allocated to his or her account shall be voted. The ESOP provides that the Trustee shall vote any shares allocated to participants' accounts as to which they have not received voting instructions in the same proportion as shares in participants' accounts as to which voting instructions are received. Mr. Lerner disclaims beneficial ownership of these 97,762 shares.

           (3) The nature of ownership of Mr. Awan and Martindale Andres & Company ("MAC") as set forth herein is based upon their
                 Schedule 13D, as amended, on file with the SEC. The Schedule 13D was filed on behalf of a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) consisting of Mr. Awan, Philip A. Phalon, Robert B. Bregman and William C. Martindale, Jr., principal of MAC. The beneficial ownership of each member of the group is as follows: Mr. Awan has beneficial ownership of 131,978 shares (10.6% of Class), Mr. Phalon has beneficial ownership of 2,250 shares (0.2% of Class), Mr. Bregman has beneficial ownership of 2,700 shares (0.2% of Class) and Mr. Martindale in his capacity as investment advisor may be deemed to have beneficial ownership of 77,000 shares (6.2% of Class), which shares are owned by numerous clients of MAC. Of the 77,000 shares, Mr. Martindale has sole dispositive and voting power over 10,000 shares and shared dispositive and voting power over 67,000 shares.

           (4) The nature of ownership of Quest Advisory Corporation ("Quest") as set forth herein is based upon their Schedule 13G on file with the SEC. Quest in its capacity as investment advisor may be deemed the beneficial owner of the 127,200 shares indicated in the above table, which shares are owned by numerous clients of Quest. Mr. Royce disclaims beneficial ownership of the 127,200 shares owned by Quest.

                            I. ELECTION OF DIRECTORS
                               ---------------------

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW.

A.  Number of and Nominees for Directors
    ------------------------------------



     The Company's stockholders are being asked to elect two (2) members of the Board of Directors. Stockholders should note, however, that on May 22, 1998, one of the Company's Directors, Philip Phalon, joined an individual named M. Mahmud Awan in a lawsuit against the Company and its directors (other than Mr. Phalon), filed in Massachusetts Superior Court, Middlesex County (the "Court"), entitled Philip A. Phalon and M. Mahmud Awan v. Technical Communications Corporation, Arnold McCalmont, Herbert A. Lerner, Robert T. Lessard, Carl H. Guild, Mitchell B. Briskin, Donald Lake and Thomas
E. Peoples, Civil Action No. 98-2553 (the "Group Lawsuit"). In the action, the plaintiffs, which include Mr. Phalon, a long-time director and former acting President of the Company, allege a breach of fiduciary duty by directors relating to actions of the Board including improper denial of access to stockholder information. Forced to testify under oath, Mr. Awan and Mr. Phalon now admit that some of the most significant allegations in the complaint were unfounded and unsubstantiated, and that Mr. Phalon certified to them for the complaint based either on information provided to him by persons he cannot now remember or identify, or on pure guesswork. Specifically, the complaint alleges among other actions: (i) that the Company "covered up" the results of its internal investigation and that the former Chief Executive Officer and President, as well as the former Chief Financial Officer, were terminated for their refusal to participate in the alleged "cover-up"; (ii) that the Company's directors, with the exception of Mr. Phalon but including the recently elected independent directors are allegedly "beholden" to Arnold McCalmont, and therefore under his control; (iii) that Mr. Mitchell Briskin, one of the new independent directors, allegedly made a large investment in Net2Net, a company founded by Mr. McCalmont's son; and
(iv) that new director Mr. Donald Lake is a banker that previously handled personal banking and financial matters for Arnold McCalmont and his family. The Board believes that the false allegations were included in the complaint not on the basis of fact, but instead as part of a strategy aimed at painting the Company's Board, including its new independent directors as "cronies" involved in a "cover-up" scheme. The Board reaches this conclusion based upon sworn admissions by members of the Group that the allegations appearing in the Group's complaint that a previous relationship existed between Arnold McCalmont and the independent directors were unfounded and that they had no personal knowledge of Mr. Briskin's alleged investment or Mr. Lake's banking relationship, neither of which existed. The complaint also challenges the effectiveness of certain actions taken by the Board of Directors on April 30, 1998 in creating staggered terms for the Board. On June 10, 1998, on the basis of the allegations made by Messrs. Phalon and Awan, the Court issued a decision and order (the "Order"). The Court denied the plaintiffs' request for stockholder information, but ordered the Company to distribute plaintiffs' proxy materials, but only at plaintiffs' expense. The Court also enjoined the effectiveness of the April 30 vote. On June 24, 1998, the Company's independent outside Board members, who were not involved in the April 30 vote, voted to opt in to the provisions of Massachusetts law creating staggered terms for boards of directors. Other than Mr. Phalon, none of the board members involved in the April 30 vote participated in any of the discussions on or the vote taken June 24. On June 28, 1998, the Company filed motions for clarification and reconsideration of the Order in light of the June 24 Board action. On July 6, 1998, the Court denied the motions, but refused to enjoin or overturn the June 24, 1998 Board action. Thus, the Court has not issued any order invalidating the June 24, 1998 action by the Company's independent Board members and the Company believes that this vote is valid, effective and in force. Nonetheless, the plaintiffs have filed a complaint for civil contempt against the Company's Board members, excluding Philip Phalon, as a result of the June 24 Board action. The Court has scheduled a hearing on the matter for August 6, 1998.

On the basis of the foregoing and pending any action by the Court, the Company will nominate and seek the election of the two (2) Class I Director nominees identified in this proxy statement at the Meeting scheduled to reconvene on August 14, 1998. Stockholders should note, however, that the Court could, among other actions, either before or after the Meeting, (i) require the Company to reconsider whether it may properly opt in to the provisions of Section 50A, (ii) require the Board to postpone the Meeting pending the resolution of the Group Lawsuit, or (iii) require the Company to hold a new election of the Board. The Company intends to inform stockholders via press releases and filings with the Commission of the status of the Group Lawsuit as it progresses. In the event that there are material changes as a result of the Group Lawsuit, the Company will send updated proxy materials and proxy cards to the stockholders.



Presently, the Board of Directors is constituted as follows: The term of office of those of the first class ("Class I Directors"), which consists of two (2) directors, shall expire at the Meeting or when their successors are duly elected and qualified or when he sooner dies, resigns, is removed, or becomes disqualified; the term of office of those of the second class ("Class II Directors"), which consists of three (3) directors, shall expire at the 1999 Annual Meeting of Stockholders or when their successors are duly elected and qualified or when he sooner dies, resigns, is removed, or becomes disqualified; and the term of office of those of the third class ("Class III Directors"), which consists of three (3) directors, shall expire at the 2000 Annual Meeting of Stockholders or when their successors are duly elected and qualified or when he sooner dies, resigns, is removed, or becomes disqualified. At each Annual Meeting of Stockholders, Directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding Annual Meeting of Stockholders after their election or until their successors are duly elected and qualified or until he sooner dies, resigns, is removed, or becomes disqualified. Vacancies and newly created directorships, resulting from any reason, may be filled solely by the affirmative vote of a majority of the remaining directors then in office.

ACCORDINGLY, THE PROXIES NAMED HEREIN SHALL VOTE TO ELECT THE TWO (2) CLASS
I DIRECTORS NAMED HEREIN, EACH TO SERVE FOR A TERM OF THREE (3) YEARS. THESE INDIVIDUALS INCLUDE MESSRS. BRISKIN AND RESNICK. MR. ARNOLD MCCALMONT, CURRENTLY A DIRECTOR, HAS INDICATED THAT HE WILL RESIGN AS A DIRECTOR IMMEDIATELY FOLLOWING THE MEETING AND BEFORE ANY MEETING OF THE NEWLY ELECTED NOMINEES TO THE BOARD OF DIRECTORS.

Philip Phalon, a current director who is suing the Company, advised the Company on January 26, 1998 that he will not seek another term on a slate that includes the Company's current Board members. His decision arises from his disagreement with Company policies and procedures in several respects. First, he believes that the Board of Directors has failed to manage the Company appropriately. His view arises from his disagreement with certain transactions and from his perception that the Board caused Company management to be inefficient or unproductive. Second, he believes that the recently concluded independent internal review of certain foreign transactions should have lead the Company to seek restitution of investigation costs. Finally, he disagrees with any action by the Board that would render the Company subject to the provisions of Massachusetts law c.156B, Section 50A ("Section 50A") which creates staggered terms for, or "classifies," the Board of Directors.

Rather than work with the current Board, which now includes three new independent outside members, to develop objectives for enhancing stockholder value, Mr. Phalon has aligned himself with three other individuals and has sued the Company to facilitate the Group's attempt to gain a foothold in the Board and attempt to direct the Company's assets and resources. The Board of Directors concurs that the prior management was deficient in several respects. The current Board, however, believes that it has appropriately supervised the operations of the Company, and notes that for some period of time Mr. Phalon himself was acting President. The Board has made a considered review of the results of the internal review and believes its response - including the termination of all relationships with James McCalmont, a former director and employee, and disclosure to relevant governmental agencies - was appropriate and prudent. Further, the Board also notes that although no specific amounts were allocated to restitution, it did satisfactorily resolve all financial issues, including the waiver of substantial sales commissions that are or may be due to James McCalmont. In addition, the Board has elected three new independent directors with no previous ties to the Company. Finally, the Board believes that bringing the Company within the scope of
Section 50A is appropriate to preserve and enhance the long-term value at the Company to its stockholders.

Section 50A, which was passed by the Massachusetts legislature in 1990 to protect Norton Company and other Massachusetts public companies from hostile bidders or costly proxy battles, requires that Massachusetts public companies classify or stagger the terms of their board members. This classification prevents the wholesale precipitous change of the entire board in any one year, promoting stability in corporate affairs and effectively requiring that any hostile bidder or group deal with a majority of then-current board members, which board members are obligated to represent all stockholders -- instead of a completely new slate of directors owing their allegiance to the small group that elected them. In addition, the Company believes that a staggered Board of Directors facilitates continuity and stability of leadership and corporate policy by permitting new directors to become familiar with the business of the Company and to benefit from the experience of the continuing directors.

The Board agrees with the policy advanced by the Massachusetts legislature and believes that -- for now -bringing the Company within the scope of Massachusetts law, Section 50A, is appropriate and that continuity at the Board level will preserve and enhance the long-term value of the Company and its stockholders as described above. The Board notes that Section 50A provides that the Company can "opt out" of its statutory protections by a Board vote or by a 2/3 stockholder vote. Moreover, Board members organized into classes also can be removed for cause, as defined in the statute. Finally, the Board believes that opting in to the protections of Section 50A, like any decision to implement a takeover defensive mechanism, is not permanent and in fact must be reassessed periodically to ensure that the interests of all stockholders can be served in light of any negotiated transaction or proxy contest.

The Board notes that the election of directors by classes is a common practice that has been adopted by many large companies and that it is specifically permitted by the laws of many states, including Massachusetts, the Company's state of incorporation.

At the Meeting, it will be the intention of the persons named as proxies to vote the proxies, unless authority to vote is specifically withheld, to elect the two
(2) individuals nominated by the Company, such individuals to include Messrs. Briskin and Resnick, each to serve for a term of three (3) years or until their successors are duly elected and qualified or until he sooner dies, resigns, is removed, or becomes disqualified. Mr. Arnold McCalmont, currently a Director, has indicated that he will resign as a director immediately following the Meeting and before any meeting of the newly elected nominees to the Board of Directors. If the Group Lawsuit is resolved in the Company's favor, the terms of the Class I Directors, which would consist of Philip A. Phalon and Mitchell B. Briskin, shall expire at the Meeting and the Company's Board would remain staggered, with directors serving different terms, and the proxies named herein shall, unless authority to vote is specifically withheld, vote to elect as the two (2) Class I Directors Mr. Briskin and Mr. Resnick.



The following table sets forth the year each director (or director nominee) first became a director, the position currently held by each director with the Company, the principal occupation of each of the directors during the past five years, any other directorships held by such person in any company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended, the age of each director (or director nominee), the current business address of each director, the class of directors to which the director belongs, and the number of shares and percentage of Common Stock outstanding and entitled to vote of the Company beneficially owned by each director (or director nominee) and by all directors, director nominees and officers as a group, as of May 15, 1998.



The following table also sets forth the names of all executive officers of the Company, the year each first became an executive officer, the position currently held by each officer of the Company, the principal occupation of each officer during the past five years, the age of each officer, and the number of shares and percentage of Common Stock outstanding and entitled to vote of the Company beneficially owned by each officer as of May 15, 1998.


 Director's and Officer's Name and                                       Amount and Nature
               Year                      Positions and                     of Beneficial
    First Became a Director or           Offices with                        Ownership           Percent of
           Officer(2)(3)                  the Company         Age        (# of shares) (1)        Class (1)
           ----------                     -----------         ---        -----------------        ---------

Mitchell B. Briskin (4)              Director                 39                 0                   0%
100 Main Street, Suite 320
Concord, MA  01742
1998 - Class I

Bernard Resnick (5)                  Director nominee         72                 0                   0%
11 Black Oak Road
Wayland, MA 01778
(director nominee)- Class I

Herbert A. Lerner (6)                Director,  Treasurer,    71             3,936 (7)              0.3%
Technical Communications             CFO
Corporation
100 Domino Drive
Concord, MA 01742-2892
1961 - Class II

Robert T. Lessard (8)                Director                 57                 0                   0%
2417 Beechnut Place
Odenton, MD 21113
1997 - Class II

Arnold M. McCalmont (9)              Director                 68            11,007 (10)             0.9%
1 Powers Road
Hollis, NH 03049
1961 - Class II

Carl H. Guild, Jr. (11)              Director,                54            24,000 (12)             1.9%
Technical Communications             Chairman of the
Corporation                          Board of Directors,
100 Domino Drive                     CEO
Concord, MA  01742-2892
1997 - Class III



Donald Lake (13)                     Director                 53                 0                   0%
19570 Top O The Moor Drive East
Monument, CO  80132
1998 - Class III

Thomas E. Peoples (14)               Director                 49                 0                   0%
1025 Connecticut Avenue Suite 501
Washington, DC  20036
1998 - Class III

Non-Director Officers
---------------------

John I. Gill (15)                    Executive Vice           59            19,551 (16)             1.6%
1985                                 President

Dale G. Peterson (17)                President                35            20,000 (18)             1.6%
1998

All directors, director nominees
and officers
as a group (10 persons)                                                     78,494 (19)             6.3%

-----------------
          (1) Unless otherwise indicated, each of the persons named in the table has sole voting and investment powers with respect to the shares set forth opposite such person's name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned plus shares that may be acquired by such person or group within sixty days upon the exercise of stock options. Unless otherwise indicated herein, none of the persons named in this table is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. None of the persons named in the table, nor any of their respective associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. Except as otherwise described herein, none of the persons named in this table own any security of the Company of record but not beneficially.

           (2) Roland Gerard resigned from the Board on February 13, 1998. Prior to that time he served as the President and Chief Executive Officer. James A. McCalmont resigned from the Board on January 13, 1998. On April 30, 1998, Mr. Briskin, Mr.

                 Lake and Mr.Peoples were all elected by the Board to fill vacancies on the Board resulting from resignations.

          (3) Philip A. Phalon will not be continuing as a Director of the Company following the Meeting. Mr. Phalon was Senior Vice-President for Corporate Marketing for Raytheon Company from 1983 through September 1990. From May 1994 through June 1995, Mr. Phalon was the Company's Acting President.

          (4) Mitchell Briskin is a principal at Concord Investment Partners in Concord, Massachusetts. In this capacity, he is responsible for all aspects of private equity investing with a focus on creating value in middle market companies through operational improvements. From 1990 until 1995, Mr. Briskin was General Manager at General Chemical Corporation. In this role he managed operations and sales which included full P&L responsibility, and he substantially improved the Company's financial performance through expansions, turnaround strategies and operating management. Prior to this, Mr. Briskin was a lawyer with Patterson, Belknap, Webb & Tyler in New York City. He holds a Masters in Business Administration from Harvard University Graduate School of Business Administration. He was also awarded a Juris Doctor degree from New York University School of Law, and a B.A. from Wesleyan University.

          (5) Bernard Resnick has 43 years experience in the communications products industry. Most recently from 1986 to 1993, Mr. Resnick was Vice President and General Manager of the Mobile Subscriber Equipment (MSE) Division of GTE Government Systems. In this role, he was responsible for a multi-billion dollar communications program awarded by the U.S. Army, as well as the worldwide marketing, logistics, training and management of the division's communications business. He was awarded several government awards as a result of the success of the program including the Bronze Medal of the Dispute of Mercury. Prior to this, Mr. Resnick was Director of Engineering for the Electronic Systems Group at GTE-Eastern Division. Mr. Resnick was employed at GTE from 1958 to 1993 and then retired. Mr. Resnick holds a BSEE from Northeastern University and a MSEE from Yale University.

          (6) Herbert A. Lerner has been a director of the Company since 1961, and employed as Treasurer since 1961, with the exception of 1987. Mr. Lerner has been serving as the Chief Financial Officer of the Company since the termination of Graham R. Briggs on January 14, 1998. From 1990 until June 1, 1992, he was a Programs Business Manager with Raytheon Company. In addition to his duties at the Company, Mr. Lerner is currently an independent consultant.

          (7) Includes 3,750 shares that may be acquired by Mr. Lerner within sixty (60) days upon exercise of stock options. Excludes 97,762 shares held by the ESOP, which Mr. Lerner, as a trustee of the ESOP, may be deemed to own beneficially. Mr. Lerner disclaims beneficial ownership of these shares. With respect to shares now owned by him, Mr. Lerner shares the voting and investment powers with his wife.

          (8) Robert T. Lessard was employed in a variety of management positions from 1966 through December 1995 at the U.S. National Security Agency ("NSA"), Department of Defense. During his final two years at NSA, Mr. Lessard was the Group Chief in the Operations Directorate responsible for communications and cryptographic technology. Since his retirement in December 1995, he has represented the Director of the National Security Agency on several special projects.

          (9) Arnold M. McCalmont has been a director since 1961, and was President of the Company from 1961 through August 22, 1993. Mr. McCalmont served as Chairman of the Board from 1961 until 1998. Mr. McCalmont retired as an employee of the Company in March 1998. Mr. McCalmont has indicated that he will not stand for reelection as a director if the Group Lawsuit is not resolved in the Company's favor, and if the Group Lawsuit is resolved in the Company's favor, Mr. McCalmont has indicated that he will resign as a director immediately following the Meeting and before any meeting of the newly elected nominees to the Board of Directors. On June 4, 1996, Mr. McCalmont sold 4,000 shares of the Company's stock.

          (10) The 11,007 shares are allocated to Arnold M. McCalmont under the Company's ESOP.

          (11) Carl H. Guild, Jr. was elected to the Board on May 1, 1997. Upon Mr. Gerard's resignation from the Board on February 13, 1998, Mr. Guild replaced Mr. Gerard as Chief Executive Officer and was elected Chairman of the Board of Directors. From 1993 to 1997, he was a Senior Vice President with Raytheon Engineers and Constructors, Inc., a unit of Raytheon Company. Mr. Guild had been an independent consultant to the Company from May 1, 1997 until February 13, 1998.

          (12) Includes 24,000 shares that may be acquired by Mr. Guild within sixty (60) days upon exercise of stock options.

          (13) Donald Lake has been a financial consultant to various federal government agencies since 1991. Before initiating his consulting practice, from 1990 to 1991, Mr. Lake served as Director of the International Banking Services Division of the American Security Bank in Washington, D.C. Prior to this, Mr. Lake was the Managing Director of the Maryland Bank International S.A. in Luxembourg. Mr. Lake holds an M.S. from Texas Christian University and a B.A. from the University of Illinois. He is currently a Ph.D. candidate at George Washington University.

          (14) Thomas E. Peoples is the Vice President for International and Washington Operations of Aerojet, a privately held aerospace and defense contractor and has been employed by that company since 1992. Prior to his employment with Aerojet, Mr. Peoples served as Manager of Business Development for Smart

                 Munitions Programs at Raytheon Company. Prior to this, Mr. Peoples served as Special Assistant to the Assistant Secretary of Defense for Acquisition. Mr. Peoples holds an M.S. from Troy State University and a B.A. from Benedictine College.

          (15)   John I.Gill has been employed by the Company since August 1983.

          (16) Includes 9,551 shares currently allocated to Mr. Gill under the ESOP.

          (17) Dale G. Peterson has been employed as President of the Company since his re-employment in February, 1998. From 1996 to 1998, Mr. Peterson served as Director of Business Development, Network Security, for Racal Data Group, a subsidiary of Racal Electronics Plc, a public company engaged in the production of telecommunications, defense electronics and data products. Prior to this, Mr. Peterson was employed by the Company in various sales and marketing roles from 1990 to 1996. Prior to this, Mr. Peterson was employed by the National Security Agency from 1984 to 1990. Mr. Peterson holds a B.S. from the University of Illinois.

          (18) Includes 20,000 shares that may be acquired by Mr. Peterson within sixty (60) days upon exercise of stock options.

          (19) Includes 47,750 shares that the directors and officers have the right to acquire within sixty (60) days of May 15, 1998, by the exercise of stock options. Also includes an aggregate of 20,558 shares that are allocated to the accounts of officers under the ESOP. For a discussion of the voting and investment powers with respect to such shares, see page 2 and footnote (1) on page 3.

A quorum being present, the two (2) candidates receiving the greatest number of votes will be elected at the Meeting. Thus, abstention or broker non-votes will not be included in the totals and will have no effect on the outcome of the vote.

B.  Meetings of the Board of Directors and Committees
    -------------------------------------------------

The Board of Directors held five (5) meetings during the twelve months ended September 27, 1997 ("Fiscal Year 1997"). Each of the directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors he was eligible to attend, and (b) the total number of meetings of all committees of the Board of Directors on which he served which were held during Fiscal Year 1997.

The Audit Committee of the Board, of which Messrs. Guild, Lerner, and Phalon were members, held seven (7) meetings during Fiscal Year 1997. The Audit Committee oversees the accounting and tax functions of the Company, recommends to the Board the engagement of independent auditors for the year subject to the approval by the stockholders of the Company, reviews with management and the auditors the plan and scope of the audit engagement, reviews the annual financial statements of the Company and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the auditors the Company's systems of internal controls and its accounting and reporting practices.

The Compensation Committee of the Board, of which Messrs. Lerner and Lessard were members and of which James A. McCalmont was a member until January 13, 1998, held two (2) meetings during Fiscal Year 1997. The Compensation Committee reviews and recommends to the Board compensation for the President, the Chairman of the Board and outside directors. It also reviews and recommends the adoption, amendment and implementation of incentive compensation plans, stock option plans and other employee benefit plans and programs for the Company and officers and directors of the Company.

C.  Compensation of Directors
    -------------------------

Directors who are not regular employees of the Company received a fee of $1,000 for attendance at the November 1996 Board of Directors meeting, and $1,200 for all meetings attended thereafter during Fiscal Year 1997. In addition, beginning with its Annual Meeting held in February 1997, each outside director is authorized an annual retainer of $2,800 paid in arrears in quarterly increments of $700 starting February 1, 1997. During Fiscal Year 1997, outside directors also received a fee of $500 for each meeting of a committee of the Board of Directors they attended. Mr. Lerner, who as the Treasurer of the Company and a part-time Company employee, was also authorized to receive the retainer and fees for attendance at meetings.

In addition, pursuant to the 1990 Non-Employee Director Stock Option Plan, adopted by the Board of Directors in August 1990 and approved by the stockholders at the 1991 Annual Meeting, each director who was not then an employee, who attended at least 75% of Board Meetings held during the previous fiscal year, and who was not otherwise ineligible, received on the date of each Annual Meeting of Stockholders during the term of said plan an option to purchase 750 shares of Common Stock at an exercise price of one hundred percent (100%) of the fair market value of the Common Stock on the date the option was granted. Each option had a term of five (5) years from the date of grant and was exercisable in full or in part at any time or times after the date of grant until the earlier of the expiration of such term or sixty days after the optionee ceased to serve as a director of the Company. Mr. Phalon, the then currently eligible director under the 1990 Non-Employee Director Stock Option Plan, received an option to purchase 750 shares following the 1997 Annual Meeting. The 1990 Non-Employee Director Stock Option Plan was subsequently terminated by the Board in February 1997.

In February 1997, the Board approved additional director compensation that will grant 1,000 share stock options under the Company's 1991 Stock Option Plan to all directors effective as of the meeting of the Board of Directors which will follow the Meeting. These shares will have a term of five (5) years from the date of the grant and will have an exercise price equal to 85% of the fair market value as of that date. In addition, all directors are to receive a grant of 500 shares of Company stock at the meeting of the Board of Directors which will follow the Meeting.

D.  Certain Relationships and Related Transactions
    ----------------------------------------------

On November 17, 1989, the Company established the Technical Communications Corporation Employees' Stock Ownership Trust (the "Trust") for the benefit of its employees. The Trust purchased 190,350 shares of the Company's Common Stock with borrowed funds, and the Company served as guarantor of the bank loans. During Fiscal Year 1997, the Company provided two loans to the Trust in order to pay off the bank loans. At its August 27, 1997 meeting, the Board of Directors voted to terminate the ESOP, effective October 1, 1997.

Herbert A. Lerner, Company director, Chief Financial Officer and Treasurer, is the Trustee of the Technical Communications Corporation Employees' Stock Ownership Trust.

Edward E. Hicks, Esq., the Company's Secretary and Clerk, is a member of a law firm that provides legal services to the Company.

Lawrence A. Kletter, Esq., who resigned as a director during Fiscal Year 1997, is a member of a law firm that provided legal services to the Company.

Carl H. Guild, Jr., elected to the Board of Directors effective May 1, 1997, served as a consultant for the Board during Fiscal Year 1997, earning $52,500 in this capacity during that time.

During Fiscal Years 1997 and 1996, the Company incurred expenses of $116,038 and $96,360, respectively, to FutureComms, Inc., a privately held telecommunications software consulting services company. FutureComms is owned and operated by Michelle D. Gerard, the wife of the Company's former President and Chief Executive Officer. FutureComms' work ended on August 29, 1997.

On June 27, 1995, the Company invested $250,800 for a minority interest in Series B Preferred Stock of Net2Net Corporation ("Net2Net"), a privately held company involved in the development of high performance management and analysis systems for Asynchronous Transfer Mode (ATM) networks. The Company also paid a deposit for inventory, purchased at a discounted price, valued at $244,200 as well as entered into an eighteen month distribution agreement with Net2Net that gave the Company the exclusive right to sell Net2Net products to certain U.S. Government departments. As of September 27, 1997, $144,283 of the inventory had been sold and the remaining amount of $99,917 has been either written-down or fully reserved. On May 15, 1998, a wholly owned subsidiary of Visual Networks, Inc. ("Visual"), a public company, merged with and into Net2Net. Under the terms of the merger, all outstanding shares of Net2Net were exchanged for an aggregate of 2,250,000 shares of Visual common stock. Net2Net's president was Stephen McCalmont, son of Arnold M. McCalmont, and brother to former director James A. McCalmont. Arnold and James McCalmont, as well as Herbert A. Lerner, also were investors in Net2Net Corporation. This investment, which represented less than a 5% interest, was accounted for using the cost method.

E.  The Group's Nominees
    --------------------

The Group has nominated Mr. Phalon, Mr. Awan, Joseph J. Hansen, Ernest R. Fenton and David A.B. Brown for election as directors. Listed below are the names and ages of the Group's nominees, their business experience during the last five years and ownership of Company stock. The information set forth below relating to the Group's nominees is taken from the Group Proxy and has not been independently verified or confirmed by the Company.



Group Nominee
Name, Age and                        Beneficial Ownership           Background and
Business Address                     of Shares                      Present Occupation
----------------                     --------------------           ------------------

Philip A. Phalon  (69)                        2,250 (1)             Self-employed international marketing
40 Salem Street                                                     and business consultant and private
Lynnfield, MA  01940                                                investor from October 1990 to the
                                                                    present.  Interim President of the
                                                                    Company from May 1994 to March 1995.
                                                                    Director of the Company from August
                                                                    1994 to the present.

M. Mahmud Awan    (46)                      138,387 (2)             Chairman and Chief Executive Officer
240 Sturbridge Road                                                 of TechMan International Corporation,
Charlton City, MA  01506                                            a manufacturer of fiber optic medical
                                                                    devices and communications systems,
                                                                    from September 1982 to the present.

Joseph J. Hansen  (64)                        0 (3)                 President of Lexington Strategic
221 Follen Road                                                     Associates, a strategic management
Lexington, MA  02173-5502                                           consulting firm, from October 1992 to
                                                                    the present; Senior Lecturer in
                                                                    mathematics at Northeastern
                                                                    University from 1986 to the present.

Ernest R. Fenton  (51)                        0                     Self-employed business consultant
4 Johns Lane                                                        specializing in turnaround of
Lexington, MA  02173                                                underperforming international
                                                                    businesses, from 1992 to the present.

David A.B. Brown  (54)                        0                     President of the Windsor Group, Inc.,
One Boston Place                                                    a business consulting firm focused on
Boston, MA  02108                                                   the


                                                                    oil industry and international
                                                                    operations, from 1984 to the
                                                                    present.  Mr. Brown is a director of
                                                                    BTU International, Inc. (thermal
                                                                    processing equipment and controls),
                                                                    EMCOR Group, Inc. (electrical and
                                                                    mechanical engineering) and The
                                                                    Marine Drilling Companies (owner and
                                                                    operator of offshore drilling rigs).

(1) Mr. Phalon beneficially owns 2,250 shares of Common Stock of which 500 shares are owned directly by Mr. Phalon; 1,750 shares are issuable upon exercise of stock options which are currently exercisable.

(2) Mr. Awan owns 138,378 shares of Common Stock (of which 78,000 are owned by Mr. Awan directly and 60,378 of which are owned of record by TechMan International Corporation, which is wholly owned by Mr. Awan).

(3) Mr. Hansen holds a revocable proxy to vote 50 shares of Common Stock owned of record by Frederick A. Kinch, a former employee of the Company.

F.  Board of Directors Response to The Group's Nominees
    ---------------------------------------------------



On April 30, 1998, the Board of Directors, after careful consideration of past management deficiencies and performance, established specific goals to move the Company forward in terms of market share, technological innovation and revenue growth. To these ends, on April 30, 1998 the Board acted to enlarge the size of the Board, to add qualified, experienced and independent new board members, and to opt into the protections provided by Massachusetts state law under Section 50A, which provides for the continuity and efficiencies of a staggered board. On June 10, 1998, the Court, by way of the Order, enjoined the April 30, 1998 vote of the Board that staggered the Board of Directors in accordance with Section 50A. On June 24, 1998, the Company's independent outside Board members voted to opt in to the provisions of Massachusetts law creating staggered terms for boards of directors. On June 28, 1998, the Company filed motions for clarification and reconsideration of the Order in light of the June 24 Board action. On July 6, 1998, the Court denied the motions, but refused to enjoin or overturn the June 24, 1998 Board action. Thus, the Court has not issued any order invalidating the June 24, 1998 action by the Company's independent Board members and the Company believes that this vote is valid, effective and in force. Nonetheless, the plaintiffs have filed a complaint for civil contempt against the Company's Board members, excluding Philip Phalon, as a result of the June 24 Board action. The Court has scheduled a hearing on the matter for August 6, 1998.

On the basis of the foregoing and pending any action by the Court, the Company will nominate and seek the election of the two Class I Director nominees identified in this proxy statement at the Meeting scheduled to reconvene on August 14, 1998. Stockholders should note, however, that the Court could, among other actions, either before or after the Meeting, (i) require the Company to reconsider whether it may properly opt in to the provisions of Section 50A, (ii) require the Board to postpone the Meeting pending the resolution of the Group Lawsuit, or (iii) require the Company to hold a new election of the Board. The Company intends to inform stockholders via press releases and filings with the Commission of the status of the Group Lawsuit as it progresses. In the event that there are material changes as a result of the Group Lawsuit, the Company will send updated proxy materials and proxy cards to the stockholders.



Both of the Company's nominees are committed to enhancing long term stockholder value. The Company's nominees have consulted with the Company's current management and have agreed that the Company's Board must take immediate action to return the Company to profitability and enhance stockholder value. Their contribution is expected to include -- on a regular basis -- a commitment to overseeing and advising the Company's management with respect to actions that currently are expected to include: (i) a focus of product development efforts on those products that have near-term marketability and offer a chance to increase the Company's revenue and market share, (ii) the launching of new and technologically innovative encryption products aimed at the financial market,
(iii) an intensification of sales efforts on current products to increase revenues, (iv) the completion and on-time delivery of custom designed secure network equipment for a key international government customer, (v) the control and reduction of the cost of operations, and (vi) a strengthening of engineering resources to align product cycles with market opportunities.

YOUR BOARD OF DIRECTORS DOES NOT BELIEVE THAT THE BEST INTERESTS OF THE COMPANY OR ITS STOCKHOLDERS WOULD BE SERVED BY ELECTING ANY OF MESSRS. PHALON, AWAN, HANSEN, FENTON OR BROWN.

The Company believes that the Group's course of action and nomination of its own slate of directors may be motivated by a personal agenda that may not be aligned with the interests of the stockholders as a whole.

The Company believes that Mr. Phalon is using the proxy contest to secure himself the position of Chairman of the Board of Directors, a position likely unavailable to him by vote of the new outside members of the Board of Directors. Prior to the formation of the Group of which he is a member, in December 1997 and January 1998, Mr. Phalon advised his fellow Board members that he wished to be Chairman of the Board. A deposition under oath of Mr. Phalon in the lawsuit against the Company filed in Massachusetts Superior Court, Middlesex County has revealed the following:

1. In late January 1998, after outside counsel had completed an internal investigation of certain historical contracts, finding that certain approval and control procedures had not been followed with respect to those contracts, Mr. Phalon and other Board members voted to (i) direct counsel to report the results of the investigation to the Commission and to the Company's auditors and (ii) make all required filings under the federal securities laws. Simultaneously, the Board authorized the issuance of a press release on these matters.

2. Instead of conveying any concerns that he had about the internal investigation or the press release to the Commission, the Company's auditors, or any other authority, Mr. Phalon chose to convey his own review and analysis of the internal investigation to a small group of persons who then began purchasing stock of the Company. In early April, this small group entered into a formal agreement that, in the event that a member of the group desires to sell his shares of Company stock to an outsider, each other member of this small group has a right of first refusal with respect to the purchase of that stock.



3. In late April 1998, the Company's Board moved to elect three new outside directors, each with significant industry or investment banking experience and no prior contractual or other ties to the Company or any of its directors. The Board also voted to classify the terms of its members, in accordance with
Section 50A. In May 1998, Mr. Phalon and M. Mahmud Awan, a stockholder who had purchased Company stock on the basis of information provided by Mr. Phalon, filed a lawsuit against the Company, Mr. Phalon's fellow directors and the three new outside directors, including in their complaint some of the most significant allegations that Mr. Phalon and Mr. Awan now admit were unfounded and unsubstantiated. The complaint in the Group Lawsuit asserts that the Company's directors engaged in a "cover-up" and self-dealing transactions. In support, the complaint includes admittedly false allegations to the effect that: (i) the Company "covered up" the results of its internal investigation and that the former Chief Executive Officer and President, as well as the former Chief Financial Officer, were terminated for their refusal to participate in the alleged "cover-up"; (ii) the Company's directors, with the exception of Mr. Phalon but including the recently elected independent directors are allegedly "beholden" to Arnold McCalmont, and therefore under his control; (iii) Mr. Mitchell Briskin, one of the new independent directors, allegedly made a large investment in Net2Net, a company founded by Mr. McCalmont's son; and (iv) new director Mr. Donald Lake is a banker that previously handled personal banking and financial matters for Arnold McCalmont and his family. ACCORDING TO SWORN AFFIDAVITS OF MESSRS. BRISKIN, LAKE AND PEOPLES, NONE OF THESE ALLEGATIONS ARE TRUE. IN FACT, YOU SHOULD KNOW THAT MESSRS. PHALON AND AWAN--FORCED TO TESTIFY UNDER OATH NOW ADMIT THAT SOME OF THE MOST SIGNIFICANT ALLEGATIONS IN THEIR COMPLAINT WERE UNFOUNDED AND UNSUBSTANTIATED, AND THAT SOME WERE INCLUDED IN THE COMPLAINT BASED ON INFORMATION PROVIDED TO THEM BY PERSONS THEY CANNOT NOW REMEMBER OR IDENTIFY, AND OTHERS ARE BASED ON PURE GUESSWORK. In June 1998, Mr. Phalon and Mr. Awan obtained an injunction against the Board's opting into the provisions of Section 50A, largely on the basis of the allegations in their complaint.

In point of fact, the Board believes that the "cover-up" alleged by Mr. Phalon and his colleague Mahmud Awan does not exist. The Company -- through counsel -- has reported in detail the content and nature of the internal investigation to both the Securities and Exchange Commission and the Company's auditors. (In addition, the Company has reported the stock purchasing activity surrounding Mr. Phalon's release of non-public information to his small group of colleagues to the Securities and Exchange Commission's Boston office.) In addition, contrary to the allegations leveled by Mr. Phalon and Mr. Awan, none of the new directors knew Arnold

McCalmont prior to joining the Board in April 1998, nor did any of the new independent directors have any previous relationship with the Company. Mr. Briskin is not and never has been a stockholder (of record, beneficial or otherwise) of Net2Net. Mr. Lake has never handled any banking or financial matters for Arnold McCalmont or the Company. Mr. Phalon has stated under oath that he has no direct knowledge that any of these allegations set forth in the complaint are true and that he certified to them for the complaint based on information provided to him by persons he cannot now remember or identify. Forced to testify under oath, Mr. Awan and Mr. Phalon now admit that some of the most significant allegations in the complaint were unfounded and unsubstantiated, and that Mr. Phalon certified to them for the complaint based either on information provided to him by persons he cannot now remember or identify, or on pure guesswork. The Board believes that the false allegations were included in the complaint not on the basis of fact, but instead as part of a strategy aimed at painting the Company's Board, including its the new independent directors as "cronies" involved in a "cover-up" scheme. The Board reaches this conclusion based upon sworn admissions by members of the Group that the allegations appearing in the Group's complaint that a previous relationship existed between Arnold McCalmont and the independent directors were unfounded.



4. In addition, only after Messrs. Awan and Phalon were forced to admit under oath that (i) their earlier proxy statement filings with the Securities and Exchange Commission omitted significant information in that they failed to disclose certain business dealings that Mr. Awan had conducted with the Company in Fiscal Year 1997 and (ii) Mr. Awan's stock purchases had been described inaccurately as the acquisition of "put options," did they amend their Securities and Exchange Commission filings for distribution to the Company's stockholders.

On the basis of the above, the Company believes that Mr. Phalon is using the proxy contest to secure himself the position of Chairman of the Board of Directors, a position likely unavailable to him by vote of the new outside members of the Board of Directors.



FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE GROUP'S NOMINEES IS NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE FOR MESSRS. BRISKIN AND RESNICK AS CLASS I DIRECTORS BY EXECUTING THE ENCLOSED WHITE PROXY CARD. WE URGE YOU NOT TO SIGN ANY PROXY CARD FROM THE GROUP OR ANY MEMBER OF THE GROUP. If you have mistakenly executed and delivered a proxy card received from the Group and wish to vote for the slate of directors recommended by the Company, you may revoke such proxy at any time prior to its exercise by executing a later-dated WHITE proxy card and returning it to the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting. Stockholders may vote the WHITE proxy, or revoke a previously voted gold proxy, until the reconvening of the Meeting on August 14, 1998.



G.  Executive Compensation and Other Information
    --------------------------------------------



Summary of Cash and Certain Other Compensation. The following tables set forth certain summary information concerning compensation paid or accrued by the Company during Fiscal

Year 1997 to its Chief Executive Officer and the other executive officers of the Company whose annual compensation during Fiscal Year 1997 exceeded $100,000 (hereafter referred to as the "named executive officers"):


                           SUMMARY COMPENSATION TABLE

                         Fiscal Year 1997 Compensation

                                         Fiscal                                                      All Other
Name and Principal Position               Year            Salary                 Bonus              Compensation
---------------------------              ------           ------                 -----              ------------

Graham R. Briggs (1)                      1997           $ 96,324             $11,171 (2)            $  --
Vice President Finance                    1996           $ 85,865             $ 1,500 (2)            $ 1,747 (3)
                                          1995           $ 87,233             $   200 (2)            $ 1,366 (3)

Roland S. Gerard (4)                      1997           $158,708             $45,171 (5)            $ 1,173 (6)
President and Chief                       1996           $125,862             $15,000 (5)            $ 4,233 (7)
Executive Officer                         1995           $ 35,600             $  --                  $25,644 (8)

John I. Gill                              1997           $116,325             $18,171 (9)            $  --
Executive Vice President                  1996           $108,953             $ 1,500 (9)            $ 2,209 (3)
                                          1995           $111,660             $   200 (9)            $ 1,948 (3)

------------
(1) Mr. Briggs was employed by the Company until January 14, 1998. Mr. Lerner is currently performing the duties of the Vice
       President of Finance in his capacity as Treasurer and Chief Financial Officer of the Company.

(2) These amounts of $11,171, $1,500, and $200 were paid to Mr. Briggs for services rendered in fiscal years 1996, 1995, and 1994, respectively.

(3) Represents the Company's contribution for the account of the respective executive officer under the Company's Profit-Sharing Plan, a plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The contribution is determined by the Board of Directors in its sole discretion, but may not exceed 15% of the Company's net profits before taxes for any given Plan year, nor certain limits imposed by the Internal Revenue Code.

(4) Mr. Gerard was employed by the Company as President from June 12, 1995 until February 13, 1998. Mr. Guild is currently serving as Chief Executive Officer and Mr. Peterson is currently serving as President.

(5) These amounts of $45,171, and $15,000 were paid to Mr. Gerard for services rendered in Fiscal Years 1996 and 1995, respectively.

(6) Represents the personal use portion of Mr. Gerard's automobile allowance.

(7) Represents the Company's $3,625 contribution to Mr. Gerard under the Company's Profit-Sharing Plan as described in note
       (3) above, plus $608 for the personal use portion of Mr.
       Gerard's automobile allowance.

(8)    Consists entirely of relocation expenses.

(9) These amounts of $18,171, $1,500, and $200 were paid to Mr. Gill for services rendered in fiscal years 1996, 1995, and 1994, respectively.

Stock Options. No stock options were granted to the named executive officers during Fiscal Year 1997. The unexercised options held as of September 27, 1997 by the named executive officers are as follows:

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                                    Value of Unexercised
                                        Number of Unexercised                       In-the-Money Options
                                     Options at Fiscal Year-End                    at Fiscal Year-End (1)
                                     --------------------------                    ----------------------

Name                             Exercisable         Not Exercisable         Exercisable          Not Exercisable
----                             -----------         ---------------         -----------          ---------------

Roland S. Gerard (2)                 40,000  (3)         60,000                  --                     --
Graham R. Briggs (4)                  6,800  (5)           --                    --                     --


-----------
(1) Value is based on the difference between the option exercise price and the fair market value at September 27, 1997 ($6.75 per share) multiplied by the number of shares underlying the in-the-money portion of the option.

(2) Mr. Gerard was employed by Company as President from June
    12, 1995 until February 13, 1998. Mr. Guild is currently serving as Chief Executive Officer and Mr. Peterson is currently serving as President.

(3) This option has subsequently expired due to the termination of Mr. Gerard's employment with the Company.

(4) Mr. Briggs was employed by the Company until January 14, 1998. Mr. Lerner is currently performing the duties of the Vice
    President of Finance in his capacity as Treasurer and Chief
    Financial Officer of the Company.

(5) This option has subsequently expired due to the termination of Mr. Briggs' employment with the Company.

Compliance with Section 16(a) of the Securities Exchange Act. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4, and annual statements of beneficial ownership on Form 5 with the SEC and any national securities exchange on which the Company's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors that no other reports were required, the Company believes that during Fiscal Year 1997, its executive officers, directors and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filings.

                    II. RATIFICATION OF SELECTION OF AUDITORS
                        -------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS.

The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending October 3, 1998. Arthur Andersen LLP served as the Company's auditors for Fiscal Year 1997. A quorum being present, the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on the appointment of the auditors shall be required for approval. Thus, abstentions or broker non-votes will not be included in the totals and will have no effect on the outcome of the vote.

A member of the firm of Arthur Andersen LLP will be present at the Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement on behalf of Arthur Andersen LLP.

                            III. STOCKHOLDER PROPOSAL
                                 --------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL.

Mr. Graham R. Briggs, 45 Hoover Road, Needham, MA 02194, formerly employed by the Company as its Vice President-Finance until his termination earlier this year, who states that he beneficially owns 5,461 shares of Common Stock, submitted the following proposal (the "Proposal"):

         "That the actions taken on April 30, 1998 by the Company's Board of Directors to classify the Board into three (3) classes having staggered terms be revoked."

STATEMENT OF MR. BRIGGS IN SUPPORT OF HIS PROPOSAL:

Pursuant to the Massachusetts Business Corporation Law and the Company's by-laws, an Annual Meeting of stockholders for the year beginning September 28, 1997 should have occurred no later than March 31, 1998. In prior years, such Annual Meeting has been held in February. On April 3, 1998, a group of investors, including one Director of the Company, beneficially owning an aggregate of 197,228 shares or approximately 15.4% of the outstanding shares of Common Stock, filed a Schedule 13D stating that their shared purpose included considering the costs and benefits of conducting a proxy contest to replace at least a majority of the Board. Still, no Annual Meeting was scheduled. On Wednesday, April 29, 1998, Philip A. Phalon and Dr. M. Mahmud Awan, two of the members of such group, sent a written demand to the Company to set a record date and conduct an Annual Meeting, as required by law. At its April 30, 1998 meeting, the Board finally established a record date and a meeting date for the Annual Meeting. However, at the same time, the majority of the incumbent Board members took action to entrench themselves (i) by adopting a by-law amendment increasing from 10% to 40% the percentage of outstanding shares necessary to call a special meeting of stockholders and (ii) by "opting in" to a staggered board scheme previously eschewed by the Company even though it has been available by statute to Massachusetts public companies since 1990.

Under Massachusetts law and the by-laws of the Company, a simple majority of the stockholders voting at the Annual Meeting could have approved the adoption of the by-law amendment creating a staggered Board. However, under statute, removing a validly adopted by-law provision creating a staggered Board requires two-thirds of the stockholders voting at a meeting. By amending the by-laws without waiting for a stockholder vote, the Board extended the terms of the majority of the directors already serving by five years in the aggregate and elected two out of three new Directors to serve an aggregate of over four years. This presumptive action, taken ten weeks before the next Annual Meeting, usurps the role of the stockholders, imposes a majority of Directors not subject to re-election for an extended period and, in the view of the proponent, breaches the duty of the Directors to the stockholders. The actions taken on April 30, 1998 by the Company's Board of Directors to classify the Board into three (3) classes having staggered terms should be revoked, so that all Directors remain accountable to the stockholders.

THE COMPANY'S STATEMENT IN OPPOSITION:

Your Board recommends that you vote against the Proposal. The Board agrees with the policy advanced by the Massachusetts legislature and believes that -- for now -- bringing the Company within the scope of Section 50A, is appropriate and that continuity at the Board level will preserve and enhance the long-term value of the company and its stockholders. Moreover, the Board believes that the proponent's use of the term "revoke" makes the effect of the Proposal, if passed, unclear. The Company believes that Massachusetts corporate law does not allow stockholders to "revoke" actions lawfully taken by the Board of Directors. Rather, in this instance, the Company may "opt out" of the protections of
Section 50A by a specific board vote or a specific 2/3 stockholder vote. The Proposal does not call for either alternative, nor does it suggest that passage would be mandatory or non-binding as a directive to the Board, nor does it state what percentage of stockholders must vote to "revoke" an action of the Board under Massachusetts law. In short, this lack of clarity and vagueness combined with what we believe is the plain language of Section 50A provides little guidance to the thoughtful stockholder who might ask "what am I voting on" and "what does my vote mean?"

Additionally, the Proposal refers to Board action taken on April 30, 1998. This action has since been superseded. On June 24, 1998, the Company's new independent directors reexamined the April 30 Board action and voted to stagger the terms of the Board of Directors. The Proposal no longer refers to an effective Board action.



Moreover, your Board of Directors believes that a staggered board WOULD PREVENT A SMALL GROUP OF STOCKHOLDERS FROM IMMEDIATELY GAINING MAJORITY CONTROL OVER YOUR BOARD OF DIRECTORS AND THUS DIRECTING THE COMPANY'S ASSETS AND RESOURCES to suit their own personal agenda that may not be aligned with the interests of the stockholders as a whole.



On April 30, 1998 and again on June 24, 1998, the Board of Directors, after careful consideration of past management deficiencies and performance, established specific goals to move the Company forward in terms of market share, technological innovation and revenue growth. To these ends, the Board acted to enlarge the size of the Board, to add qualified, experienced and independent new board members, and to opt into the protections provided by Massachusetts state law under Section 50A, which provides for the continuity and efficiencies of a staggered board. These actions were not undertaken for the purposes of "entrenchment," but instead with the intent of bringing in outsiders whose independence, experience and judgment would serve the interests of ALL STOCKHOLDERS - INSTEAD OF THE UNSTATED PERSONAL AGENDA OF A SMALL GROUP.

In the opinion of the Board of Directors, a staggered Board of Directors serves the best interests of a vast majority of the Company's stockholders. A staggered Board of Directors facilitates continuity and stability of leadership and corporate policy by permitting new directors to become familiar with the business of the Company and to benefit from the experience of the continuing directors. Dramatic shifts in the composition of the board of directors of a corporation often lead to disarray at the board level since the directors do not possess a clear and unified vision of future of the corporation, nor do they comprehend the steps necessary to achieve the desired goals.

Further, the Board of Directors believes that a staggered Board of Directors would encourage any person or group seeking to acquire control of the Company to do so through arm's-length negotiations with management and the Board of Directors, who are in a position to protect stockholder value and negotiate a transaction that is fair to all stockholders. Corporations which do not have staggered boards present easy targets for those seeking control of a company without paying a negotiated premium over market value. The Board notes that the election of directors by classes is a common practice that has been adopted by many large companies and that it is specifically permitted by the laws of many states, including Massachusetts, the Company's state of incorporation.



In summary, without a staggered board, the Board of Directors believes that the Company is subject to the threat of hostile groups interested in obtaining control of the Company's resources to suit their own ends. The Group's activities justify the Board's concern. These activities have included the use of unfounded and unsubstantiated allegations in a complaint against the Company and its directors. Furthermore, you should know that the subject of the Proposal, which is put forth by a former and now disgruntled employee who has made demands upon the Company for severance payments to which he is not entitled, is also at issue in ongoing litigation filed by the Group. In fact, Mr. Awan has testified under oath that he has spoken to the proponent regarding employment opportunities at a company controlled by Mr. Awan.

As your Board, we are committed to using all available resources of the Company to enhance long term stockholder value. We believe that a staggered board will serve you as we attempt to reach that overall goal. WE ALSO BELIEVE THAT THE PROPOSAL IS LIKELY UNENFORCEABLE AS A LEGAL MATTER, AND MORE IMPORTANTLY, WOULD SEND THE WRONG MESSAGE TO HOSTILE GROUPS ATTEMPTING TO TAKEOVER THE COMPANY OR USE ITS RESOURCES TO SERVE THEIR OWN PERSONAL MOTIVES. WE URGE YOU TO VOTE "AGAINST" THE PROPOSAL.

                                IV. OTHER MATTERS
                                    -------------

The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

It is currently contemplated that the 1999 Annual Meeting of Stockholders will be held on February 22, 1999. Proposals of stockholders intended to be present at that Annual Meeting of stockholders must be received by the Company at its principal executive offices no later than September 2, 1998, for inclusion in the Proxy Statement and Form of Proxy relating to that meeting and must comply with the applicable requirements of federal securities laws. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, to the General Counsel of the Company. All proposals must comply with applicable SEC rules and regulations.

EXPENSES AND SOLICITATION OF PROXIES

The cost of the solicitation of proxies will be borne by the Company. Such costs shall include the cost of engaging Shareholder Communications Corporation, a proxy solicitation firm, anticipated to be $7,000 plus certain expenses. In light of the proxy contest necessitated by the Group Proxy, the estimated costs including fees for attorneys, advertising, printing and other costs incidental to the solicitation are estimated to be approximately $100,000. YOU SHOULD KNOW THAT THE GROUP HAS STATED IN ITS PROXY STATEMENT THAT THE TOTAL ESTIMATED COST FOR THE SOLICITATION OF THEIR PROXY IS APPROXIMATELY $300,000, AND THAT THE GROUP INTENDS TO SEEK REIMBURSEMENT FROM THE COMPANY FOR THEIR COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE PROXY SOLICITATION IF THE GROUP NOMINEES ARE ELECTED TO THE BOARD OF DIRECTORS. To date, the Company has spent approximately $10,000 in connection with the solicitation of proxies. Proxies will be solicited principally through the mails or by telephone. Further solicitation of proxies from some stockholders may be made by directors, officers, and regular employees of the Company, personally, by telephone, telegraph, or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers and their custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of a nominee. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

TO AVOID THE NEED TO ADJOURN OR POSTPONE THE MEETING TO ALLOW TIME TO SOLICIT ADDITIONAL PROXIES FOR A QUORUM, WHICH COULD RESULT IN ADDITIONAL COST AND EXPENSE TO THE COMPANY, WE URGE ALL STOCKHOLDERS TO VOTE THEIR WHITE PROXY AS SOON AS POSSIBLE.

ADDITIONAL INFORMATION

The Company will provide, without charge to each stockholder entitled to vote at the meeting, a copy of the Company's Annual Report to the SEC on Form 10-K for the fiscal year ending September 27, 1997. A request for copies of such report should be addressed to the Company at 100 Domino Drive, Concord, Massachusetts 01742-2892, Attention: Investor Relations.

                                ------------------

                      TECHNICAL COMMUNICATIONS CORPORATION
                                100 Domino Drive
                        Concord, Massachusetts 01742-2892
                            Telephone: (978) 287-5100



                                    NOTICE OF

                                 ANNUAL MEETING

                               OF STOCKHOLDERS AND

                                 PROXY STATEMENT



                                       1998
                                  Annual Meeting
                                 of Stockholders


                                  July 28, 1998

                      TECHNICAL COMMUNICATIONS CORPORATION
            Proxy for Annual Meeting of Stockholders - July 28, 1998


The undersigned hereby appoints CARL H. GUILD, JR. and EDWARD E. HICKS, or either of them, the action of both of them voting to be controlling, attorneys of the undersigned, with full powers of substitution, with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in TECHNICAL COMMUNICATIONS CORPORATION at the Annual Meeting of Stockholders to be held at 10:00 a.m. on July 28, 1998 and at any adjournments thereof.


Even if you have sent a gold proxy card to the Group, you have every right to change your vote. You may revoke that proxy by signing, dating and mailing this proxy card in the enclosed envelope.

This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR items 1 and 2 and AGAINST item 3.

Please vote, date and sign on the reverse side, and promptly return in the enclosed envelope.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED AND IF NO CHOICE IS INDICATED IT WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST
ITEM 3:

1. The Board of Directors recommends you vote FOR the election of the two
(2)  nominees listed below:

Election of directors:   Nominees:  Mitchell B. Briskin and Bernard Resnick

  / /  FOR all nominees   / / WITHHOLD from the following nominee(s):___________

2. The Board of Directors recommends that you vote FOR the ratification of Arthur Andersen LLP.

To ratify the selection of the firm of Arthur Andersen LLP as the Company's auditors.

         / /  FOR                / /  AGAINST           / /  ABSTAIN

3. The Board of Directors recommends that you vote AGAINST the Stockholder Proposal.

To vote the Stockholder Proposal

         / /  FOR                / /  AGAINST           / /  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as the name       Date:                         , 1998
appears stenciled on this Proxy.           -------------------------
When signing as attorney,
executors, administrators,            ------------------------------------
trustee or guardian, please set       (Signature)
forth your full title. If the
stockholder is a corporation,         ------------------------------------
the signature should be that of       (Signature)
an authorized officer who should
indicate his or her title.

                                                                      EXHIBIT A

                          COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX, ss.                                        Superior Court
                                                      Civil Action No. 98-25533

-------------------------------------
                                     )
PHILIP A. PHALON, and                )
M. MAHMUD AWAN,                      )
                                     )
                                     )
        Plaintiffs,                  )
                                     )
v.                                   )
                                     )
TECHNICAL COMMUNICATIONS             )
CORPORATION, ARNOLD                  )
MCCALMONT, HERBERT A. LERNER,        )
ROBERT T. LESSARD, CARL H. GUILD,    )
MITCHELL B. BRISKIN, DONALD          )
LAKE, and THOMAS B. PEOPLES          )
                                     )
        Defendants.                  )
                                     )
-------------------------------------


                       MEMORANDUM IN SUPPORT OF MOTION FOR
                        CLARIFICATION AND RECONSIDERATION

                                  INTRODUCTION

     In this action, the plaintiffs have challenged the effectiveness of the decision by the Technical Communications Corporation ("TCC") Board of Directors to opt into the provisions of G.L.c. 156B, Section 50A.(1) Based on a variety of allegations of impropriety by certain members of the Board (the so called "McCalmont Group"), this Court enjoined the effectiveness of their April 30 vote. On appeal, the Single Justice made clear that Section 50A may, in general, be triggered in the face of an insurgent's challenge, but affirmed the injunction based on the allegations concerning these specific directors.


-------------------
(1) There was also presented to this Court certain issues concerning stockholder lists and the mailing of materials. These issues are no longer in dispute.

     On June 24, 1998, the TCC Board reconvened. In a vote made exclusively by the new directors against which no allegations of impropriety have been made and Mr. Phalon, the Board again voted to opt into Section 50A. None of the so-called "McCalmont Group" participated in the discussion or voting. As a result, this new vote does not suffer from any of the infirmities complained of by plaintiffs and is a valid exercise of Section 50A as determined by the Single Justice.

     More generally, this Court's decision was based on the allegations of impropriety in the Complaint. Recent depositions of the plaintiffs, together with further investigation, reveals that these allegations are false, misleading, or incorrect. Thus, the Court should reconsider the basis of its earlier order.

                         PROCEDURAL BACKGROUND

     The Complaint in this action was filed on May 22, 1998.(2) Various summons were served over the next few weeks, and it was not until last week that all the defendants had filed responsive pleadings. The Complaint, verified by Mr. Phalon, one of the plaintiffs, alleged a broad variety of improprieties against four of TCC's directors: Arnold McCalmont, Carl Guild, Herbert
Lerner, and Robert Lessard (collectively characterized as the "McCalmont Group"). The Complaint contained a few allegations against the other three directors, Mitchell Briskin, Donald Lake and Thomas Peoples who had been elected on April 30, but did not assert that they were part of the vilified McCalmont Group.

     Based on the participation of the McCalmont Group in the panoply of inappropriate behavior set forth in the Complaint, the plaintiffs asked this Court to invalidate the April 30 vote of the Board (made before the three new directors jointed the Board) which opted TCC


-------------------
(2) The Complaint is dated May 18, but was not filed until Friday, May 22.

into the provisions of Section 50A providing for staggered terms for the Board of Directors. The plaintiffs asserted that the conduct of the McCalmont Group fatally tainted that vote. No discovery occurred at this stage of the case.

     After briefing and argument, this Court issued an injunction on June 10. Specifically, TCC was enjoined from "implementing the votes taken at the meeting held on April 30, 1998 adopting the provisions of GLc 156B, Section
50A . . . ." June 10 Order (attached hereto as Addendum A).  According to this Court's Memorandum Decision, the injunction was justified because it constituted a self-interested transaction in that the vote could have been part of the alleged cover-up of the improprieties of which the McCalmont Group was accused. June 10 Memorandum Decision at 9-12 (attached hereto as Addendum B).

     TCC appealed to the Single Justice. After further briefing and argument, the Single Justice clearly distinguished between the general right to invoke
Section 50A, even in the face of an insurgent challenge to a Board of Directors, and the specific circumstances which allegedly tainted the April
30 vote. Specifically, the Single Justice stated that the "preliminary injunction is not based upon an erroneous refusal to recognize petitioners' rights under G.L.c. 156B, Section 50A. Rather, injunctive relief was granted on the basis of a showing of circumstances which give rise to serious question concerning the validity of the vote by which the petitioners sought to bring themselves within the provisions of Section 50A." June 18 Order (attached hereto as Addendum C).

     After the June 24 vote (described below), the parties agreed to a stipulated briefing schedule and to a joint motion to seek emergency consideration by this Court.

A.   Recent Events

     On June 22, 1998, notice was sent to all Board members of a meeting to consider TCC's status under Section 50A. Hicks Affidavit Paragraph 3, Exhibit
B. On June 24, 1998, that meeting occurred by telephone conference call. Hicks Affidavit Paragraph 2, Exhibit A; Briskin Affidavit Paragraph 5; Peoples Affidavit Paragraph 3; Lake Affidavit Paragraph 4. Arnold McCalmont did not participate in the meeting.; Briskin Affidavit Paragraph 5; Peoples Affidavit Paragraph 3; Lake Affidavit Paragraph 4. Neither did Mr. Lessard or Mr. Lerner. Id. Mr. Guild chaired the meeting but did not participate in the discussion or vote. Id

     Only the three new independent outside directors -- Messrs. Briskin, Lake, and Peoples -- and Mr. Phalon participated in the discussion or vote. Id. Those three voted in favor of the motion for TCC to opt into the provisions of G.L.c. 156B, Section 50A; Mr. Phalon was opposed. Hicks Affidavit Paragraph 2, Exhibit A. The independent directors' action were made freely and of their own volition and without any promise of any consideration. Briskin Affidavit Paragraph 5; Peoples Affidavit Paragraph 3; Lake Affidavit Paragraph 4. Prior to that vote , Neither Briskin, Lake, or Peoples had any conversations whatsoever concerning the vote or the meeting with Arnold McCalmont. Id.

B.   Discovery Concerning Background to Complaint

     Since this Court's original hearing, a much fuller discovery record has been compiled demonstrating that the Verified Complaint is riddled with falsehoods, misleading statements, and unsupported allegations. Since the entire complexion of this case depends on this Court's perception of the allegations in that Complaint, the following are the most salient of those defects.

     1.   Mitchell Briskin

     Mr. Briskin is not alleged to be a member of the allegedly villainous McCalmont Group and is not alleged to have participated in any of the problematic conduct or in the so called cover-up. Nonetheless, plaintiffs seek to tar his name. They allege that "Defendant Briskin is a private investor who directly or indirectly has made a large investment in Net2Net, a business created by Arnold McCalmont's son...." Complaint Paragraph 42.

     This allegation is false. Mr. Briskin is not, and never has been an investor in Net2Net. Briskin Affidavit Paragraph 2. Indeed, until he was invited by Carl Guild to join the TCC Board, he had never met or spoken to Arnold McCalmont or any of his family. Id. Paragraph 3.

     When Mr. Phalon was asked for the basis of the allegations against Mr. Briskin,(3) the true nature of the Complaint came clear.

          Q. What is your knowledge of Mitchell Briskin's prior relationship with Arnold McCalmont?

          A. As you well know, the document (apparently the Complaint Paragraph 42], the paragraph of the document is prefaced by the words, according to my knowledge and belief.

          Q  What knowledge and belief do you have?

          A.  I was told that by someone, I can't remember who.

          Q.  By Whom?

          A.  I can't remember who, honestly I can't.

          Q. So you put in a complaint an allegation that Mitchell Briskin had an inappropriate relationship to Arnold McCalmont.


-------------------
(3) Mr. Awan was also deposed but disclaimed any knowledge of any of the specific factual allegations of the Complaint. He testified that he relied entirely on Mr. Phalon as the fount of knowledge on these matters.

          because you were told it by someone whose name you do not now recall?

          A. That is correct.

          Q. Do you have any other basis for believing that Mitchell Briskin has an investment in Net2Net?

          A. No.

Phalon Deposition at 109 (emphasis added). Similarly, Mr. Phalon admitted that his assertion that Mr. Briskin is or was beholden to Mr. McCalmont, Complaint Paragraph 13, which was not qualified by the phrase "on information and belief," was solely based on this erroneous assertion.
Phalon Deposition 110-112. Mr. Phalon admits that he has no information to support the allegation that Mr. Briskin has participated in any self-dealing. Phalon Deposition at 141-42. Mr. Phalon had no other information, adverse or otherwise about Mr. Briskin.

     In sum, discovery now reveals that there is absolutely no adverse information in the record concerning Mr. Briskin.

     2.   Donald Lake

     As with Mr. Briskin, Mr. Lake is not alleged to be a member of the dastardly McCalmont Group and is not alleged to have participated in any of the problematic conduct or in the so-called cover-up. Nonetheless, plaintiffs also seek to tar his name. They allege that "Defendant Lake is a commercial banker who has handled Arnold and James McCalmont's personal international banking transactions...." Complaint Paragraph 42.

     This allegation is also false. Mr. Lake has never had any business or financial relationship with anyone in the McCalmont family. Lake Affidavit Paragraph 2. He did not even know Arnold McCalmont until the time he was invited to the Board. Id. Mr. Phalon's assertion that Mr. Lake is "beholden" to Mr. McCalmont, Complaint Paragraph 13, derives entirely from his mistaken assumption that he was chosen to serve on the Board by Arnold McCalmont. Phalon Deposition 112-113, 115. Although portrayed as fact to this Court, Phalon admitted it was simply a guess based on the prior period when Arnold McCalmont was chairman of TCC's Board, a position he no longer holds. Id. Mr. Phalon admits that he has no information to support the allegation that Mr. Lake has participated in any self-dealing. Phalon Deposition at 141-42.

    In sum, discovery now reveals that there is absolutely no adverse information in the record concerning Mr. Lake.

    3.    Thomas Peoples

          As with Messrs. Briskin and Lake, Mr. Peoples is not alleged to be a member of the transgressing McCalmont Group and is not alleged to have participated in any of the problematic conduct or in the so-called cover-up. Nonetheless, plaintiffs also seek to tar his name. They allege that he worked with Mr. Guild at Raytheon. This allegation, for a change, is correct, but meaningless. Mr. Phalon himself worked at Raytheon. Phalon Deposition at 5-9. Further, Mr. Phalon himself admits that Mr. Peoples was not invited onto the TCC Board by Mr. McCalmont. Phalon Deposition 113. He also admits that his allegation that Mr. Peoples is "beholden" to Arnold McCalmont, Complaint Paragraph 13, is not true. Phalon Deposition 115-16.

          Q. So that means that when you say under oath that Arnold McCalmont has seen to it that TCC's directors other than yourself are beholden to him, you implicitly exclude Mr. Peoples even though you do not say so?

          A. Probably correct.

          Q. So you would agree that that statement taken on its face is incorrect, at least with respect to Mr. Peoples?

          A. That's correct.

Phalon Deposition 115-116.

     In sum, discovery now reveals that there is absolutely no adverse information in the record concerning Mr. Peoples.

     4.   Allegations Concerning Concealment of the Factual
          Findings of the Internal Investigation

     The centerpiece of the Complaint is the assertion that the McCalmont Group sinned against the shareholders by concealing the results of the internal investigation of TCC. Complaint Paragraphs 16,21,22,23,24,45,49. Plaintiffs assert that the information was not disclosed to the SEC and that it was kept from the shareholder "in derogation of the recommendations' of TCC's counsel. Complaint Paragraph 21

     These allegations are false. The information was fully disclosed to the SEC. Slavitt Affidavit Paragraph 6. It was fully disclosed to TCC's independent accountants who then signed off on TCC's audit. Slavitt Affidavit Paragraph 7; Phalon Deposition 120. When questioned as to his basis for asserting that the matters had not been properly reported to the SEC, Mr. Phalon's response makes clear the recklessness of his allegations:

          Q. As you sit here today sir... you do not know what the SEC was told in January 1998. do you?

          A. That is correct, if anything.

          Q. As you sit here today, sir, do you believe that the SEC was told nothing in January of 1998?

          A. I don't know whether they were told anything or not.

          Q. Do you have any reason to believe the SEC was told nothing in January of 1998?

          A. I have no reason to believe that.

Phalan Deposition 266-67. This single passage reveals that the plaintiff's entire structure of allegations of cover-up are built on quicksand.

     As to allegations that TCC's Board went against the advice of its counsel in not publicizing the full details of the factual results of the investigation to TCC's shareholders, Mr. Phalon now admits that his allegations are false.

          Q. Just so I'm clear, is it your recollection that there were recommendations in the so-called Slavitt Report that the written documentation should be disclosed to everybody who wanted to see it?

          A. No, quite the opposite as a matter of fact, I don't say that at all.

          Q. So to the extent there is any lack of disclosure of this report, whether you think it's a good idea or not, you would agree it is not in derogation of the recommendations of the report itself?

          A. Not of the report itself.

Phalon Deposition 157-58.

     Similarly, the allegations concerning the termination of Mr. Briggs and Mr. Gerard turn out to be unconnected with any efforts to conceal anything. Guild Affidavit Paragraph 4. Mr. Briggs was terminated because he refused to carry out his duties. Guild Affidavit Paragraph 4. Mr. Gerard, who signed TCC's SEC filings as its president, was terminated for problems in performance that dated back long before the allegations leading to the internal investigation ever surfaced. Guild Affidavit Paragraph 4.

     In sum, discovery now reveals that there is no basis for the allegation of any coverup.

     5.   Misleading Allegations Concerning Net2Net and Mr. McCalmont

     As part of the effort to smear Mr. McCalmont and the other members of the asserted McCalmont Group, the plaintiffs bring to this Court allegations purporting to demonstrate Mr. McCalmont's pervasive control of TCC. Thus, plaintiffs ask this Court to rely on the fact that Arnold McCalmont secured a position for his son Marc at TCC and that TCC made an investment in Net2Net, a business founded by another son, Stephen. Complaint Paragraph 13. Discovery has revealed just how misleading these allegations are. This discovery demonstrates the lengths the plaintiffs will go to tarnish TCC.

     As to Net2Net, what Mr. Phalon neglected to tell this Court was that when Arnold McCalmont brought the matter to the Board, he disclosed in writing the potential for a conflict and suggested that independent Board members review the transaction and negotiate any deal. Phalon Deposition 97,
Exhibit 1.(4) The two members charged with such act were Victor Sabella, a former Board member that Mr. Phalon admits was not "beholden" to Mr. McCalmont, and Mr. Phalon himself. It was Mr. Phalon, in fact, who was interim President who negotiated the transaction and dealt with TCC's counsel at the time, Mr. Kletter.

     For Mr. Phalon now to come to this Court and put that transaction forward to demonstrate impropriety is mind-boggling. Instead, it demonstrates the efforts that Arnold McCalmont made to avoid such a problem. His lack of candor to this Court on this matter should be, itself, enough to raise serious questions about the case he has brought.


--------------------
(4) During his deposition, Mr. Phalon first tried to deny that Arnold had raised the issue or that he had done it in writing. Phalon Deposition 94-96. It was only when confronted with a document that he changed his tune.

    Similarly, Mr. Phalon neglects to give this Court the full story concerning Marc. While his name was suggested by Arnold McCalmont for a position at TCC, Mr. Phalon himself was interim president at the time and approved his hiring. Further, when Marc did not meet expectations, he was fired. Phalon Deposition at 92. For plaintiffs not to tell the whole story is more than oversight, it is patently misleading.

    6.    Messrs. Guild and Lessard

    The Complaint lumps these two Board members into the McCalmont Group in order to taint their actions. In fact, Mr. Phalon has no basis for doing so. Mr. Guild was unknown to Mr. McCalmont until about the time he was invited onto to the TCC Board. Guild Affidavit Paragraph 2. Sine that time, he was chosen as the interface between Mr. McCalmont and Mr. Gerard because of his neutrality, a choice concurred in by Mr. Phalon. He was chosen as the liaison to TCC's counsel for the purposes of the internal investigation for the same reason, again with the concurrence of Mr. Phalon. Guild Affidavit Paragraph
3. His only contract with TCC came in 1988 when he was chosen as TCC's Chairman and CEO, and that contract was fully disclosed.

    Mr. Phalon has no specifics to offer against Mr. Guild to show affiliation with Mr. McCalmont other than his disagreement with the contract Mr. Guild received and his disagreement with some of his actions. He also concedes that some of Mr. Guild's actions may be explained by Mr. Phalon's own formal affiliation with the insurgent group. Phalon Deposition 156.

     The allegations against Mr. Lessard are even thinner. Mr. Phalon voted to have him serve on TCC's Board. Phalon Deposition 17. He is unaware of any personal financial relationship between Mr. Lessard and Mr. McCalmont. Phalon Deposition 17-18.

     In sum, other than the fact that Mr. Phalon does not agree with their votes, there is not a shred of evidence that either Mr. Guild or Mr. Lessard are members of any "McCalmont Group."


                                    ARGUMENT

A.   The Recent Vote Is a Valid Exercise of Power Under Section 50A.

     In her opinion, the Single Justice made a critical distinction between the proper use of Section 50A, even in the face of a insurgent group, and the improper use of Section 50A by directors who use it for an inappropriate purpose. In this case, as described by this Court and accepted for purposes of analysis by the Single Justice, the plaintiffs alleged that the McCalmont Group used Section 50A as part of their actions to conceal wrongdoing. Thus, she rejected both the assertion that Section 50A can never be used in the face of an insurgent group and the claim that its use to impede insurgency is itself an improper purpose.

     This distinction is consistent with the admitted purpose of Section 50A and with the arguments plaintiffs have made to date. Plaintiffs admit that the law was passed in the specific context of an insurgent attempt to take over a Massachusetts corporation. Thus, the Massachusetts legislature specifically intended and approved of its use in that situation. It would invalidate the entire purpose of the law to find that the one context for which it was designed is the one context in which it may not be used.

     This distinction is also consistent with the arguments plaintiffs have made to this Court. They have labored to create the perception that the McCalmont Group had an improper purpose or objective in staggering the TCC Board. It was to establish that assertion that plaintiffs made all of the now-discredited allegations of impropriety. It was for that reason that they cited the cases indicating that legal actions may not be taken if for an illegal purpose.

     The June 24, 1998, vote of the three new independent outside directors is, therefore, a valid exercise of the Section 50A power. There are no allegations of impropriety made against the directors who voted in favor of the staggered terms. Neither Mr. Awan nor Mr. Phalon in their sworn depositions have any adverse information concerning these directors. In short, any infirmity of the April 30 vote is absent and the vote is precisely what the Massachusetts legislature intended.

     Indeed, it is hard to imagine a process that can be better designed to ensure the proper use of Section 50A. Arnold McCalmont, Herbert Lerner, and Robert Lessard were not even present at the meeting. Mr. Guild presided as the Chairman, but took no part in the discussion or the vote. Every text on corporate governance endorses the use of uninvolved, independent directors to make sure such decisions are objective and untainted. The only director who should not have participated was Mr. Phalon because he has an obvious stake in the outcome since he is part of the insurgent group. Nonetheless, even with his participation, the vote achieved the 2/3 supermajority required by the statute.

     To look at the matter the other way, any decision preventing implementation of the June 24 vote would work to eviscerate the statute. Essentially, the Court would be frustrating the specific purpose of the law and acting inconsistently with the Single Justice's opinion if it found that Section 50A could not be invoked even by independent uninvolved directors. Functionally, the Court would be saying that there is no way at all that TCC can act or govern itself. That would make no sense. It would also conflict with the fundamental ability of TCC to react to the insurgents, and would give them veto power over every action of TCC. Nowhere in federal or state law is there the basis to let the insurgents control both sides of the dispute and use the judicial system as a mere tool in their insurgency.

B. The Recent Vote Is Not "Tainted" By The Matters Forming the Basis of This Court's Opinion.

     Turning to the specifics of this Court's opinion, the court emphasized that Arnold McCalmont voted on measures affecting himself and his son. June 9 Opinion at 9. In the case of the June 24 vote, there is no doubt that Arnold McCalmont did not vote because he was not even present. Further, the independent directors have confirmed that they did not even speak with him before the meeting concerning the vote. Briskin Affidavit Paragraph 5, Lake Affadavit Paragraph 4; Peoples Affidavit Paragraph 3. Thus, there can be no infirmity on that basis.

     More generally, to the extent that the participation of any of the McCalmont Group was or is troubling to the Court, there is no doubt that they did not participate in this vote. Three of them were not even there. Mr. Guild only presided but did not speak substantively or vote.

     The Court also discussed the issues of self interest in its analysis. June 9 Opinion at 11. A review both of the Complaint and of the depositions of the plaintiffs reveals that there is no self-interest involved in the June 24 vote. Other than standard fees for meetings of the Board of Directors(5) which Mr. Phalon also receives, they have no other personal or financial

-------------------
(5) For the purposes of this meeting, those fees were waived by a unanimous vote, including Mr. Phalon.

interest at stake. It is settled law -- and the plaintiffs do not seriously argue the point -- that continuance on a board is not itself a disqualifying self-interest; if that were the case then Section 50A could never be invoked because its entire purpose is to extend the terms of sitting directors. It is also worth noting that Mr. Briskin voted in favor even though his term is not extended by the vote.


C. Recent Discovery Demonstrates That Plaintiffs Were Not Entitled To Any Injunctive Relief.

1.   The Allegations Made in the Complaint Are False, Deceptive, or Incomplete

     As discussed in detail above, much of this Court's opinion was based on the information then available and without the guidance given by the Single
Justice. It is now clear that the use of Section 50A in the face of an insurgency is not, without more, enough to invalidate its use. Thus, it is essential for the plaintiffs for the Court to continue to believe that the so-called "McCalmont Group" is as nefarious as originally painted.

     The reality turns out to be quite different. Many of the allegations turn out to be simply untrue. By "untrue" the defendants do not assert that such matters are merely unclear or in dispute. Instead, those allegations are now revealed to be entirely false. For example, the attempt to smear Mr. Briskin is now admitted by Mr. Phalon to be based on the unverified allegations of some anonymous defamer.

     Other allegations are so misleading as to cast doubt on the Complaint taken as a whole. For example, Mr. Phalon deliberately chose not to tell the Court that he and another director whom he concedes to have been independent personally reviewed, approved, and negotiated the deal with Net2Net. Those facts were not mere details; they skewed the entire story from one demonstrating appropriate conduct to one reeking of self-dealing.


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



     More generally, the specific examples cast doubt over the Complaint as a whole. This Court must evaluate whether the plaintiffs will have a likelihood of success as to Count one. Their pattern and practice of half-truths and untruths strongly suggests that this Court's original evaluation -- based on the available information -- must be revised.


2.   The Plaintiffs Have Admitted Violations of Federal Court and Fiduciary
Duty

     Although the Court mentioned them in the June 9 opinion, the allegations that the plaintiffs engaged in improper conduct was given little weight. Discovery has now revealed that Mr. Phalon and Mr. Awan knowingly and intentionally violated federal securities laws. Mr. Phalon has admitted giving material, non-public information concerning the internal investigation to a select group of shareholders. Phalon Deposition at 35-36, 38. Both Mr. Phalon and Mr. Awan admitted that after receiving such information, Mr. Awan purchased TCC stock. Phalon Deposition at 38, 249, 254; Awan Deposition at 172-76. Mr. Phalon has further admitted that there was never any impediment to him reporting any improprieties to the SEC; he simply chose not to for his own purposes.

     At the minimum therefore, in light of the counterclaims now before the Court, the Court must take such conduct more strongly into account because it is now admitted and uncontested. Further, in evaluating any likelihood of success in obtaining a permanent injunction, the Court must take into account the now-uncontested "unclean hands" defense that is available to the defendants.


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



                                   CONCLUSION


For the foregoing reasons, this Court should (i) clarify that its order does not apply to the June 24 vote of the TCC Board of Directors, and (ii) reconsider and vacate its earlier order with respect to the April 30 vote.



                                       Respectfully submitted,


                                       TECHNICAL COMMUNICATIONS
                                       CORPORATION, HERBERT A. LERNER,
                                       ROBERT T. LESSARD, CARL H. GUILD,
                                       MITCHELL B. BRISKIN, DONALD LAKE,
                                       and THOMAS B. PEOPLES

                                       By their attorneys,


                                       /s/ Evan Slavitt
                                       ---------------------------
                                       Evan Slavitt (BBO #466510)
                                       Lisa T. McElroy (BBO #637188)
                                       Gadsby & Hannah LLP
                                       225 Franklin Street
                                       Boston, Mass. 02110
Dated: June 29, 1998                   617/345-7000

                          CERTIFICATE OF SERVICE


     I hereby certify that on June 29, 1998, I served a copy of the foregoing by hand, private courier, or first class mail, postage pre-paid upon all counsel of record.

     Robert F. Sylvia
     Paul Bork
     William Grimm
     Mark Resnick
     Hinckley, Allen & Snyder
     28 State Street
     Boston, MA 02109


                                               /s/ Evan Slavitt
                                               -------------------------------






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